                                                                    EXHIBIT 10.1


================================================================================



                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of October 31, 1996

                                     among

                              APACHE CORPORATION,

                                      and

                         THE U.S. LENDERS NAMED HEREIN,

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                        as Global Administrative Agent,

                                      and

                           THE CHASE MANHATTAN BANK,
                                  as Co-Agent,

                                      and

                      FIRST CHICAGO CAPITAL MARKETS, INC.,
                                  as Arranger,

                                      and

                             CHASE SECURITIES INC.,
                                  as Arranger


================================================================================

                               TABLE OF CONTENTS

                                                                            PAGE
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE I     DEFINITIONS AND TERMS OF CONSTRUCTION   . . . . . . . . . . .    2
       1.1.   Definitions   . . . . . . . . . . . . . . . . . . . . . . . .    2
       1.2.   Use of Defined Terms  . . . . . . . . . . . . . . . . . . . .   20
       1.3.   Cross References  . . . . . . . . . . . . . . . . . . . . . .   20
       1.4.   Accounting and Financial Determination  . . . . . . . . . . .   20
       1.5.   Currency References   . . . . . . . . . . . . . . . . . . . .   20

ARTICLE II    THE FACILITY  . . . . . . . . . . . . . . . . . . . . . . . .   20
       2.1.   The Facility  . . . . . . . . . . . . . . . . . . . . . . . .   20
              (a)    Description of Facility  . . . . . . . . . . . . . . .   20
              (b)    Facility Amount  . . . . . . . . . . . . . . . . . . .   21
              (c)    All Loans  . . . . . . . . . . . . . . . . . . . . . .   21
              (d)    Revolving Advances   . . . . . . . . . . . . . . . . .   21
              (e)    Competitive Bid Loans  . . . . . . . . . . . . . . . .   21
       2.2.   Extension of Termination Date and of Aggregate Commitment   .   22
       2.3.   Global Borrowing Base   . . . . . . . . . . . . . . . . . . .   23
              (a)    Initial Global Borrowing Base; Scheduled Semi-
                     Annual and Discretionary Determinations of the
                     Global Borrowing Base; Procedures for Determination
                     of the Global Borrowing Base   . . . . . . . . . . . .   23
              (b)    Determination of Global Borrowing Base at Request
                     of Company   . . . . . . . . . . . . . . . . . . . . .   24
              (c)    Criteria for Determination of the Global Borrowing
                     Base   . . . . . . . . . . . . . . . . . . . . . . . .   24
              (d)    Redeterminations of Global Borrowing Base Upon
                     Material Adverse Effect  . . . . . . . . . . . . . . .   24
              (e)    Redetermination of Global Borrowing Base Upon
                     Material Changes   . . . . . . . . . . . . . . . . . .   24
              (f)    Reduction of Global Borrowing Base Upon Sales of
                     Certain Properties   . . . . . . . . . . . . . . . . .   25
              (g)    Title Warranty   . . . . . . . . . . . . . . . . . . .   25
       2.4.   Facility Fee; Other Fees  . . . . . . . . . . . . . . . . . .   25
              (a)    Facility Fee   . . . . . . . . . . . . . . . . . . . .   25
              (b)    Agents' Fees   . . . . . . . . . . . . . . . . . . . .   26

ARTICLE III   BORROWING; SELECTING RATE OPTIONS; ETC.   . . . . . . . . . .   26
       3.1.   Method of Borrowing   . . . . . . . . . . . . . . . . . . . .   26
              (a)    Revolving Loans  . . . . . . . . . . . . . . . . . . .   26
              (b)    Competitive Bid Loans  . . . . . . . . . . . . . . . .   26
       3.2.   Maximum Interest  . . . . . . . . . . . . . . . . . . . . . .   26
       3.3.   Method of Selecting Rate Options and Interest Periods for
              Revolving Loans   . . . . . . . . . . . . . . . . . . . . . .   27
       3.4.   Competitive Bid Loans   . . . . . . . . . . . . . . . . . . .   28
              (a)    Competitive Bid Quote Request  . . . . . . . . . . . .   28
              (b)    Invitation for Competitive Bid Quotes  . . . . . . . .   28
              (c)    Submission and Contents of Competitive Bid Quotes  . .   28
              (d)    Notice to Company  . . . . . . . . . . . . . . . . . .   29
              (e)    Acceptance and Notice by Company   . . . . . . . . . .   30
              (f)    Allocation by Global Administrative Agent  . . . . . .   30
       3.5.   Minimum Amount of Each Advance  . . . . . . . . . . . . . . .   30
       3.6.   Continuation and Conversion Elections   . . . . . . . . . . .   30
       3.7.   Telephonic Notices  . . . . . . . . . . . . . . . . . . . . .   31





                                       i
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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                                                                            PAGE
       3.8.   Rate after Maturity   . . . . . . . . . . . . . . . . . . . .   31
       3.9.   Interest Payment Dates; Determination of Interest and Fees  .   31
              (a)    Interest Payment Dates   . . . . . . . . . . . . . . .   31
              (b)    Determination of Interest and Fees   . . . . . . . . .   31
       3.10.  Notification of Advances, Interest Rates, Prepayments and
              Commitment Reductions   . . . . . . . . . . . . . . . . . . .   32
       3.11.  Non-Receipt of Funds by the Global Administrative Agent   . .   32

ARTICLE IV    MANDATORY PAYMENTS; REDUCTIONS OF COMMITMENTS; ETC.   . . . .   32
       4.1.   Mandatory Prepayments   . . . . . . . . . . . . . . . . . . .   32
              (a)    Mandatory Prepayments  . . . . . . . . . . . . . . . .   32
              (b)    Application of Mandatory Prepayments   . . . . . . . .   33
       4.2.   Voluntary Prepayments   . . . . . . . . . . . . . . . . . . .   33
       4.3.   Method of Payment   . . . . . . . . . . . . . . . . . . . . .   33
       4.4.   Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
       4.5.   Voluntary Reductions of Commitments.    . . . . . . . . . . .   34
       4.6.   Voluntary and Mandatory Prepayments   . . . . . . . . . . . .   34

ARTICLE V     [Intentionally Omitted.]  . . . . . . . . . . . . . . . . . .   34

ARTICLE VI    CHANGE IN CIRCUMSTANCES; TAXES  . . . . . . . . . . . . . . .   34
       6.1.   Yield Protection  . . . . . . . . . . . . . . . . . . . . . .   34
       6.2.   Availability of Rate Options  . . . . . . . . . . . . . . . .   35
       6.3.   Funding Indemnification   . . . . . . . . . . . . . . . . . .   35
       6.4.   Lending Installations   . . . . . . . . . . . . . . . . . . .   35
       6.5.   Increased Capital Costs   . . . . . . . . . . . . . . . . . .   35
       6.6.   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
       6.7.   U.S. Lender Statements; Survival of Indemnity;
              Substitution of U.S. Lenders; Limitation on Claims by U.S.
              Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       6.8.   Withholding Tax Exemption   . . . . . . . . . . . . . . . . .   37
       6.9.   Currency Conversion and Currency Indemnity  . . . . . . . . .   37
              (a)    Payments in Agreed Currency.   . . . . . . . . . . . .   37
              (b)    Conversion of Agreed Currency into Judgment
                     Currency.  . . . . . . . . . . . . . . . . . . . . . .   37
              (c)    Circumstances Giving Rise to Indemnity.  . . . . . . .   38
              (d)    Indemnity Separate Obligation.   . . . . . . . . . . .   38

ARTICLE VII   CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . .   38
       7.1.   Conditions of Effectiveness   . . . . . . . . . . . . . . . .   38
       7.2.   Each Advance  . . . . . . . . . . . . . . . . . . . . . . . .   39

ARTICLE VIII  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . .   40
       8.1.   Corporate Existence and Standing  . . . . . . . . . . . . . .   40
       8.2.   Authorization and Validity  . . . . . . . . . . . . . . . . .   40
       8.3.   No Conflict; Government Consent   . . . . . . . . . . . . . .   40
       8.4.   Financial Statements  . . . . . . . . . . . . . . . . . . . .   40
       8.5.   Material Adverse Change   . . . . . . . . . . . . . . . . . .   41
       8.6.   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   41





                                       ii
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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
       8.7.   Litigation and Guaranteed Obligations   . . . . . . . . . . .   41
       8.8.   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . .   41
       8.9.   ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
       8.10.  Accuracy of Information   . . . . . . . . . . . . . . . . . .   41
       8.11.  Regulation-U  . . . . . . . . . . . . . . . . . . . . . . . .   41
       8.12.  Material Agreements   . . . . . . . . . . . . . . . . . . . .   41
       8.13.  Compliance With Laws  . . . . . . . . . . . . . . . . . . . .   41
       8.14.  Title to Properties   . . . . . . . . . . . . . . . . . . . .   42
       8.15.  Investment Company Act  . . . . . . . . . . . . . . . . . . .   42
       8.16.  Public Utility Holding Company Act  . . . . . . . . . . . . .   42
       8.17.  Post-Retirement Benefits  . . . . . . . . . . . . . . . . . .   42
       8.18.  Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       8.19.  Environmental Warranties  . . . . . . . . . . . . . . . . . .   42

ARTICLE IX    AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . .   43
       9.1.   Financial Reporting   . . . . . . . . . . . . . . . . . . . .   43
       9.2.   Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . .   45
       9.3.   Notice of Default, Unmatured Default, Litigation and
              Material Adverse Effect   . . . . . . . . . . . . . . . . . .   45
       9.4.   Conduct of Business   . . . . . . . . . . . . . . . . . . . .   45
       9.5.   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       9.6.   Insurance   . . . . . . . . . . . . . . . . . . . . . . . . .   45
       9.7.   Compliance with Laws  . . . . . . . . . . . . . . . . . . . .   45
       9.8.   Maintenance of Properties   . . . . . . . . . . . . . . . . .   45
       9.9.   Inspection  . . . . . . . . . . . . . . . . . . . . . . . . .   45
       9.10.  Operation of Properties   . . . . . . . . . . . . . . . . . .   46
       9.11.  Delivery of Guaranties  . . . . . . . . . . . . . . . . . . .   46
       9.12.  Environmental Covenant  . . . . . . . . . . . . . . . . . . .   46
       9.13.  Further Assurances  . . . . . . . . . . . . . . . . . . . . .   46

ARTICLE X     FINANCIAL COVENANTS   . . . . . . . . . . . . . . . . . . . .   46
       10.1.  Consolidated Tangible Net Worth   . . . . . . . . . . . . . .   46
       10.2.  Ratio of EBITDDA to Consolidated Interest   . . . . . . . . .   47

ARTICLE XI    NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . .   47
       11.1.  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .   47
       11.2.  Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
       11.3.  Sales of Properties or Borrowing Base Subsidiaries  . . . . .   48
       11.4.  Guaranteed Obligations  . . . . . . . . . . . . . . . . . . .   49
       11.5.  Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
       11.6.  Restricted Payments, etc  . . . . . . . . . . . . . . . . . .   50
       11.7.  Transactions with Affiliates  . . . . . . . . . . . . . . . .   50
       11.8.  Negative Pledges, etc   . . . . . . . . . . . . . . . . . . .   51
       11.9.  Regulation U Acquisitions   . . . . . . . . . . . . . . . . .   51
       11.10. Investments   . . . . . . . . . . . . . . . . . . . . . . . .   51
       11.11. Hedging Contracts   . . . . . . . . . . . . . . . . . . . . .   52
       11.12. Approval of Consents  . . . . . . . . . . . . . . . . . . . .   52





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
ARTICLE XII   DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       12.1.  Breach of Warranties and Misleading Statements  . . . . . . .   52
       12.2.  Nonpayment of Notes, Fees and other Obligations   . . . . . .   52
       12.3.  Breach of Certain Covenants   . . . . . . . . . . . . . . . .   52
       12.4.  Default Under Australian Loan Documents or Canadian Loan
              Documents.  . . . . . . . . . . . . . . . . . . . . . . . . .   53
       12.5.  Non-Compliance with this Agreement  . . . . . . . . . . . . .   53
       12.6.  Cross-Defaults  . . . . . . . . . . . . . . . . . . . . . . .   53
       12.7.  Voluntary Dissolution and Insolvency Proceedings and
              Actions   . . . . . . . . . . . . . . . . . . . . . . . . . .   53
       12.8.  Involuntary Insolvency Proceedings or Dissolution   . . . . .   53
       12.9.  Condemnation  . . . . . . . . . . . . . . . . . . . . . . . .   53
       12.10. Judgments   . . . . . . . . . . . . . . . . . . . . . . . . .   53
       12.11. Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       12.12. Other Defaults Under U.S. Loan Documents  . . . . . . . . . .   54
       12.13. Failure of U.S. Loan Documents  . . . . . . . . . . . . . . .   54
       12.14. Change in Control   . . . . . . . . . . . . . . . . . . . . .   54

ARTICLE XIII  ACCELERATION, WAIVERS, AMENDMENTS, REMEDIES; RELEASES   . . .   54
       13.1.  Acceleration  . . . . . . . . . . . . . . . . . . . . . . . .   54
       13.2.  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . .   54
       13.3.  Preservation of Rights  . . . . . . . . . . . . . . . . . . .   55

ARTICLE XIV   GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . .   55
       14.1.  Survival of Representations   . . . . . . . . . . . . . . . .   55
       14.2.  Governmental Regulation   . . . . . . . . . . . . . . . . . .   55
       14.3.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
       14.4.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .   55
       14.5.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . .   55
       14.6.  Several Obligations   . . . . . . . . . . . . . . . . . . . .   55
       14.7.  Reimbursement of Costs and Expenses; Indemnification  . . . .   56
              (a)    Reimbursement of Costs and Expenses  . . . . . . . . .   56
              (b)    Indemnification  . . . . . . . . . . . . . . . . . . .   56
       14.8.  Numbers of Documents  . . . . . . . . . . . . . . . . . . . .   57
       14.9.  Severability of Provisions  . . . . . . . . . . . . . . . . .   57
       14.10. Nonliability of U.S. Lenders  . . . . . . . . . . . . . . . .   57
       14.11. CHOICE OF LAW   . . . . . . . . . . . . . . . . . . . . . . .   57
       14.12. CONSENT TO JURISDICTION   . . . . . . . . . . . . . . . . . .   57
       14.13. Confidentiality   . . . . . . . . . . . . . . . . . . . . . .   58

ARTICLE XV    THE AGENTS, THE ARRANGERS AND THE ENGINEERING BANKS   . . . .   58
       15.1.  Appointment of Agents   . . . . . . . . . . . . . . . . . . .   58
       15.2.  Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
       15.3.  General Immunity  . . . . . . . . . . . . . . . . . . . . . .   58
       15.4.  No Responsibility for Loans, Recitals, etc  . . . . . . . . .   58
       15.5.  Action on Instructions of U.S. Lenders  . . . . . . . . . . .   58
       15.6.  Employment of Agents and Counsel  . . . . . . . . . . . . . .   58
       15.7.  Reliance on Documents; Counsel  . . . . . . . . . . . . . . .   59
       15.8.  Reimbursement and Indemnification   . . . . . . . . . . . . .   59





                                       iv
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                                  (CONTINUED)
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
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
       15.9.  Rights as a U.S. Lender   . . . . . . . . . . . . . . . . . .   59
       15.10. U.S. Lender Credit Decision   . . . . . . . . . . . . . . . .   59
       15.11. Certain Successor Agents  . . . . . . . . . . . . . . . . . .   59

ARTICLE XVI   SETOFF; RATABLE PAYMENTS  . . . . . . . . . . . . . . . . . .   60
       16.1.  Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
       16.2.  Ratable Payments  . . . . . . . . . . . . . . . . . . . . . .   60

ARTICLE XVII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS   . . . . .   60
       17.1.  Successors and Assigns  . . . . . . . . . . . . . . . . . . .   60
       17.2.  Participations  . . . . . . . . . . . . . . . . . . . . . . .   60
       17.3.  Assignments   . . . . . . . . . . . . . . . . . . . . . . . .   61
       17.4.  Dissemination of Information  . . . . . . . . . . . . . . . .   62
       17.5.  Tax Treatment   . . . . . . . . . . . . . . . . . . . . . . .   62

ARTICLE XVIII NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . . .   62
       18.1.  Giving Notice   . . . . . . . . . . . . . . . . . . . . . . .   62
       18.2.  Change of Address   . . . . . . . . . . . . . . . . . . . . .   62

ARTICLE XIX   COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . .   62

ARTICLE XX    NO ORAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . .   62


EXHIBITS:
--------

EXHIBIT A-1     REVOLVING NOTE
EXHIBIT A-2     COMPETITIVE BID NOTE
EXHIBIT B       FORM OF LEGAL OPINION
EXHIBIT C       APACHE CORPORATION COMPLIANCE CERTIFICATE
EXHIBIT D       ASSIGNMENT AGREEMENT
EXHIBIT E       COMPETITIVE BID QUOTE REQUEST
EXHIBIT F       CONTINUATION/CONVERSION NOTICE
EXHIBIT G       MAYER, BROWN & PLATT OPINION
EXHIBIT H       INVITATION FOR COMPETITIVE BID QUOTES
EXHIBIT I       CONSENT, ACKNOWLEDGEMENT AND AGREEMENT
EXHIBIT J       CONFIDENTIALITY AGREEMENT
EXHIBIT K       COMPETITIVE BID QUOTE
EXHIBIT L       FORM OF GUARANTY

SCHEDULES:
---------

SCHEDULE A      EURODOLLAR SPREAD, FACILITY FEE RATES
SCHEDULE 8.8    SUBSIDIARIES; BORROWING BASE SUBSIDIARIES
SCHEDULE 11.1   INDEBTEDNESS; LIENS
SCHEDULE 11.10  INVESTMENTS

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

       This Fourth Amended and Restated Credit Agreement, dated as of October 31, 1996, is among Apache Corporation, a Delaware corporation (the "Company"), the various commercial lending institutions as are or may become parties hereto (the "U.S. Lenders"), The First National Bank of Chicago, as Global Administrative Agent (the "Global Administrative Agent"), The Chase Manhattan Bank, as Co-Agent (the "Co-Agent"), First Chicago Capital Markets, Inc., as Arranger, and Chase Securities Inc., as Arranger.

                                   RECITALS:

       1. The Company, the U.S. Lenders, The First National Bank of Chicago as Administrative Agent and as Collateral Agent, and Chemical Bank, as Co-Agent have heretofore entered into that certain Reducing Revolving Credit and Term Loan Agreement, dated as of July 1, 1991, that certain Amendment No. 1, dated as of November 1, 1991 and that certain Amendment No. 2, dated as of December 1, 1991 (as so amended, the "July 1991 Agreement"), pursuant to which the U.S. Lenders agreed to make Term Loans and Revolving Loans (each as defined in the July 1991 Agreement and herein called, respectively, the "1991 Term Loans" and the "1991 Revolving Loans").

       2. In order to restructure the indebtedness incurred by the Company to the U.S. Lenders pursuant to the July 1991 Agreement, the Company, the U.S. Lenders, the Administrative Agent and the Collateral Agent and the Co-Agent entered into that certain Amended and Restated Credit Agreement, dated as of April 15, 1992, a first amendment thereto, dated July 21, 1992, a second amendment thereto dated December 31, 1992, the Third Amendment to Amended and Restated Credit Agreement, dated as of April 30, 1993, and the Fourth Amendment to Amended and Restated Credit Agreement, dated as of July 13, 1993 (as so amended, the "April 1992 Agreement"), pursuant to which the U.S. Lenders agreed to make Revolving Loans (as defined in the April 1992 Agreement and herein called "1992 Revolving Loans").

       3. In order to restructure the indebtedness incurred by the Company to the U.S. Lenders pursuant to the July 1991 Agreement, as renewed, restated, extended and converted into 1992 Revolving Loans pursuant to the April 1992 Agreement, the Company, the U.S. Lenders, the Administrative Agent and the Collateral Agent and the Co-Agent entered into that certain Second Amended and Restated Credit Agreement, dated as of April 30, 1994 (the "April 1994 Agreement"), pursuant to which the U.S. Lenders agreed to make Loans (as defined in the April 1994 Agreement and herein called "1994 Loans").

       4. In order to restructure the indebtedness incurred by the Company to the U.S. Lenders pursuant to the July 1991 Agreement, as renewed, restated, extended and converted into 1992 Revolving Loans pursuant to the April 1992 Agreement and as further renewed, restated, extended and converted into 1994 Loans pursuant to the April 1994 Agreement, the Company, the U.S. Lenders, the Administrative Agent and the Co-Agent entered into that certain Third Amended and Restated Credit Agreement, dated as of March 1, 1995, a First Amendment to Third Amended and Restated Credit Agreement, dated as of April 14, 1995, a Second Amendment to Third Amended and Restated Credit Agreement, dated as of October 23, 1995, a Third Amendment to Third Amended and Restated Credit Agreement, dated as of December 18, 1995, a Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of December 22, 1995, a Fifth Amendment to Third Amended and Restated Credit Agreement, dated as of January 22, 1996, a Sixth Amendment to Third Amended and Restated Credit Agreement, dated as of April 18, 1996, and a Seventh Amendment to Third Amended and Restated Credit Agreement, dated as of April 30, 1996 (as so amended, the "March 1995 Agreement"), pursuant to which the U.S. Lenders agreed to make Loans (as defined in the March 1995 Agreement and herein called "1995 Loans").

       5. On the terms and subject to the conditions of this Agreement, all 1995 Loans of the U.S. Lenders to the Company outstanding on the Global Effective Date (as hereinafter defined) shall, on the Global

Effective Date, be renewed, restated, extended and converted into (but shall not be deemed to be repaid) Revolving Loans under this Agreement.

       6. The Company, the U.S. Lenders, the Administrative Agent, the Co-Agent and the Arrangers hereby amend the March 1995 Agreement and restate the March 1995 Agreement in its entirety as follows:


                                   ARTICLE I

                     DEFINITIONS AND TERMS OF CONSTRUCTION

       1.1. Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and the plural forms thereof):

       "Accepting Lender" is defined in Section 2.2.

       "Acknowledgment of Guaranty" means a Consent, Acknowledgment and Agreement, substantially in the form of Exhibit I hereto, dated the Global Effective Date, duly executed and delivered to the Global Administrative Agent by MW Petroleum.

       "Acquisition" means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Company or any of the Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency).

       "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the U.S. Lenders or any of them to the Company on the same Borrowing Date, at the same Rate Option (or on the same interest basis in the case of a Competitive Bid Loan) and, in the case of Eurodollar Loans, for the same Interest Period, which results in an increase in the aggregate amount of outstanding Loans under this Agreement.

       "Affiliate" of any Person means any Person directly or indirectly controlling, controlled by or under direct or indirect common control of such Person; provided, however, notwithstanding the foregoing, the definition of "Affiliate" shall not include any Subsidiary of the Company. A Person shall be deemed to control another Person if the controlling Person owns directly or indirectly 20% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

       "Agents" means each of the Global Administrative Agent, the Arrangers, the Co-Agent and the Engineering Banks.

       "Aggregate Commitment" means, as of the time a determination thereof is to be made, the sum of the Commitments of all the U.S. Lenders hereunder, being $750,000,000 as of the date hereof, and as reduced from time to time after the date hereof pursuant to Sections 4.5 and 13.1.

       "Agreed Currency" is defined in Section 6.9(a).

       "Agreement" means this Fourth Amended and Restated Credit Agreement, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

       "Agreement Accounting Principles" means, on any date, those generally accepted accounting principles applied in preparing the financial statements referred to in Section 8.4.

       "Alternate Base Rate" means, on any date and with respect to all Floating Rate Advances, a fluctuating rate of interest per annum equal to the higher of (i) the Corporate Base Rate, and (ii) the Federal Funds Effective Rate most recently determined by the Global Administrative Agent plus 1/2%. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. The Global Administrative Agent will give notice promptly to the Company and the U.S. Lenders of changes in the Alternate Base Rate.

       "Anniversary Date" means any October 31, with the first such date being October 31, 1997.

       "Annual Certificate of Extension" means a certificate of the Company, executed by an Authorized Officer and delivered to the Global Administrative Agent, which requests an extension of the then scheduled Termination Date pursuant to Section 2.2.

       "Apache Canada" means Apache Canada Ltd., a corporation organized under the laws of the Province of Alberta, Canada.

       "Apache Egypt" means Apache Oil Egypt, Inc., a Delaware corporation, and Apache Qarun Corporation LDC, a Cayman Islands company formed under the Companies Law of the Cayman Islands, British West Indies, and any successor entity which is, directly or indirectly, at least a ninety-five percent-owned (95%-owned) subsidiary of the Company arising through the merger or liquidation of one such corporation into the other such corporation.

       "Apache Energy Limited" means Apache Energy Limited (ACN 009 301 964), a corporation organized under the laws of the State of Western Australia, Australia.

       "Apache Oil Australia" means Apache Oil Australia Pty. Limited (ACN 050 611 688), a corporation organized under the laws of the State of New South Wales, Australia.

       "Approved Engineers" means Ryder Scott Company Petroleum Engineers or Netherland, Sewell & Associates, Inc. or other independent petroleum engineers of recognized standing and experience in the evaluation of hydrocarbon reserves who each of the Engineering Banks and the Required Lenders determine to be acceptable.

       "Approved Engineers' Report" means a report prepared (except to the extent set forth below) and certified by the Approved Engineers and furnished by the Company to the Global Administrative Agent and U.S. Lenders pursuant to
Section 9.1(d) or (e) which shall set forth (i) the estimated volume and rate of production of Hydrocarbons which may reasonably be expected to be produced from Proved Reserves for each Property, (ii) a computation of the projected gross revenues from Proved Reserves attributable to each Property, (iii) a computation of the future net revenues for each Property, showing separately net revenues from Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves, and (iv) projections as to the amount of Proved Reserves for each Property, showing separately Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves. The Approved Engineers' Report shall be prepared using economic parameters (including pricing, inflation and discount rate) provided by the Engineering Banks and in accordance with established criteria generally accepted in the oil and gas industry for use by independent petroleum engineers in making determinations and appraisals of hydrocarbon reserves, including assumptions, estimates and projections as to production expenses, availability of reserves and rates of production; provided, however, that in preparing such report, the Approved Engineers need only make an independent evaluation of Properties comprising not less than (x) 70% in value of the Properties included in the most recent Approved Engineers' Report and (y) 80% in value of any Properties not included in the most recent Approved Engineers' Report, and may review the evaluation by the Company's petroleum engineers in accordance with the foregoing criteria of the remainder of the Properties. The Engineering Banks may, in their sole discretion after consulting with the Company, require modification of any assumption, projection or estimate which they (acting reasonably) find unacceptable.

       "April 1992 Agreement" is defined in Recital 2.

       "April 1994 Agreement" is defined in Recital 3.

       "Arranger" means each of First Chicago Capital Markets, Inc. and Chase Securities Inc. in their respective capacities as arrangers pursuant to Article XV.

       "Assignment Agreement" means an agreement executed by an assignor U.S. Lender and an assignee U.S. Lender pursuant to Section 17.3 substantially in the form of Exhibit D hereto.

       "Australian Administrative Agent" means Chase Securities Australia Limited (ACN 002 888 011) in its capacity as Administrative Agent for the lenders party to the Australian Credit Agreement and any successor thereto.

       "Australian Borrowers" means Apache Energy Limited and Apache Oil Australia.

       "Australian Commitments" has the meaning of the term "Aggregate Commitment" as defined in the Australian Credit Agreement.

       "Australian Credit Agreement" means that certain Credit Agreement of even date herewith among the Australian Borrowers, the Australian Lenders, The First National Bank of Chicago, as Global Administrative Agent, the Australian Administrative Agent, First Chicago Capital Markets, Inc., as Arranger, and Chase Securities Inc., as Arranger, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

       "Australian Lenders" means the financial institutions listed on the signature pages of the Australian Credit Agreement and their respective successors and assigns.

       "Australian Loan Documents" means the Australian Credit Agreement, any notes, any guaranties, any assignment agreements, the agreement with respect to fees, the Intercreditor Agreement and the Indemnity Agreements, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

       "Authorized Officer" means the Chairman, the President, the Vice President and Chief Financial Officer and the Treasurer of the Company, and any officer of the Company, specified as such to the Global Administrative Agent in writing by any of the aforementioned officers of the Company.

       "Borrowing Base Debt" means the aggregate amount of indebtedness for borrowed money (including the Global Credit Facility Debt) of the Company, the Australian Borrowers and the Canadian Borrower, and each of their Borrowing Base Subsidiaries; provided, however, so long as no Downgrade Condition has occurred and is continuing, Borrowing Base Debt shall not include the Excluded Principal Debt; and provided further, that in the event of a Downgrade Condition, Excluded Principal Debt will be included in Borrowing Base Debt only following (i) the adjustment of the Global Borrowing Base by the Engineering Banks to exclude the effect of Excluded Principal Debt on the Global Borrowing Base, and (ii) notification of the Company of the amount of the Global Borrowing Base as so adjusted.

       "Borrowing Base Subsidiary" means, at any time, any Subsidiary of the Company which owns or controls any Properties and any Subsidiary that owns or controls, directly or indirectly, another Subsidiary that owns or controls any Properties. The Borrowing Base Subsidiaries as of the Global Effective Date are listed on Schedule 8.8 hereto.

       "Borrowing Date" means any Business Day on which an Advance is made hereunder.

       "Borrowing Notice" is defined in Section 3.3.

       "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day other than Saturday or Sunday on which banks are open for business in Chicago and New York and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in Chicago and New York.

       "Canadian Administrative Agent" means Bank of Montreal in its capacity as administrative agent for the lenders party to the Canadian Credit Agreement and any successor thereto.

       "Canadian Borrower" means Apache Canada.

       "Canadian Commitments" has the meaning of the term "Aggregate Commitment" as defined in the Canadian Credit Agreement.

       "Canadian Credit Agreement" means that certain Credit Agreement of even date herewith among the Canadian Borrower, the Canadian Lenders, The First National Bank of Chicago, as Global Administrative Agent, the Canadian Administrative Agent, First Chicago Capital Markets, Inc., as Arranger, and Chase Securities Inc., as Arranger, as it may be amended, supplemented, restated or otherwise modified from time to time.

       "Canadian Lenders" means the financial institutions listed on the signature pages of the Canadian Credit Agreement and their respective successors and assigns.

       "Canadian Loan Documents" means the Canadian Credit Agreement, any notes, any guaranties, any assignment agreements, the agreement with respect to fees, the Intercreditor Agreement and the Indemnity Agreements, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

       "Capitalized Lease" means, with any respect to a Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

       "Capitalized Lease Obligations" means, with respect to a Person, the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

       "Cash Equivalent Investment" means, at any time:

              (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

              (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by any Agent or any Agent's holding company, or by (i) a corporation (other than the Company or an Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by S&P or P-1 by Moody's, or (ii) any U.S. Lender (or its holding company) which has (or which at the time is a subsidiary of a holding company which has) a Qualified Long Term Rating;

              (c) any certificate of deposit, time deposit or banker's acceptance, maturing not more than one year after such time, which is issued by any Agent or any Agent's holding company, or by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, which has (or which at the time is a subsidiary of a holding company which has) a Qualified Long Term Rating, or (ii) any U.S. Lender which has (or which is a subsidiary of a holding company which has) a Qualified Long Term Rating; or

              (d) any repurchase agreement entered into with any Agent or any U.S. Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such U.S. Lender or Agent (or other commercial banking institution) thereunder.

       "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

       "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

       "Change in Control" means:

                     (a) the failure by the Company to own, free and clear of all Liens or encumbrances, 100% of the outstanding capital stock of MW Petroleum on a fully diluted basis or the failure of MW Petroleum to own, free and clear of all liens or encumbrances, 100% of the outstanding capital stock of MWJR on a fully diluted basis, except as a result of the merger of either MW Petroleum and MWJR into the Company or any U.S. Subsidiary pursuant to
              Section 11.2; provided, however, that, in the event of a merger of MW Petroleum with a U.S. Subsidiary, such U.S. Subsidiary shall at its own expense deliver to the Global Administrative Agent a duly executed Guaranty, substantially in the form of Exhibit L, together with such related documents and opinions as the Global Administrative Agent may request; or

                     (b) the failure by the Company to own, directly or indirectly, free and clear of all Liens, other than Liens permitted under Section 11.5 hereof, 100% of the outstanding capital stock of each Borrowing Base Subsidiary, other than Apache International, and ninety-five percent (95%) of the outstanding capital stock of Apache International (and a proportionately reduced interest in each Borrowing Base Subsidiary of Apache International), on a fully diluted basis except as a result of a merger of such Borrowing Base Subsidiary with the Company, another Borrowing Base Subsidiary or with any other Person as permitted pursuant to Section 11.2, or as a result of a sale of such Borrowing Base Subsidiary as permitted pursuant to Section 11.3; or

                     (c) any Unrelated Person or any Unrelated Persons acting together which would constitute a Group, together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons), shall at any time either (i) Beneficially Own more than 20% of the aggregate voting power of all classes of Voting Stock of the Company or (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Company.

              As used herein (A) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; (B) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (C) "Unrelated Person" means at any time any Person other than the Company or any Subsidiary and other than any trust for any employee benefit plan of the Company or any Subsidiary of the Company; (D) "Related Person" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and (E) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

       "Chase" means The Chase Manhattan Bank, in its individual capacity and its successors.

       "Claims" is defined in Section 14.7.

       "Co-Agent" is defined in the Preamble.

       "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified and in effect from time to time.

       "Combined Commitments" means, at any time, the aggregate of the Aggregate Commitments, the Canadian Commitments and the Australian Commitments at such time.

       "Combined Lenders" means the U.S. Lenders, the Canadian Lenders and the Australian Lenders.

       "Combined Required Lenders" means, at any time, Combined Lenders having greater than 66-2/3% of the aggregate amount of the Combined Commitments at such time.

       "Commercial Paper Backup Exclusion Event" means, at any time, the occurrence and continuation of (i) any Default, (ii) any Unmatured Default, or
(iii) any Debt Limit Excession, other than a Debt Limit Excession relating to a Material Adverse Effect. For purposes of this definition, a Debt Limit Excession relating to a Material Adverse Effect shall include any Debt Limit Excession arising as a direct result of an action by the Engineering Banks pursuant to Sections 2.3(d) or 2.3(e)(i).

       "Commercial Paper Obligations" means, at any time, the obligations of the Company arising under any commercial paper issued by the Company pursuant to a commercial paper program of the Company which is rated by any Rating Agency.

       "Commitment" means, with respect to each U.S. Lender, the obligation of such U.S. Lender to make Loans not exceeding the amount set forth as its Commitment opposite its signature below or in the relevant Assignment Agreement, as such amount may be modified from time to time pursuant to the provisions of this Agreement, including any Assignment Agreement executed by such U.S. Lender and its Assignee Lender and delivered pursuant to Section 17.3 and any reduction pursuant to Sections 4.5, or 13.1; it being understood, however, that a change in the Global Borrowing Base does not constitute a modification of any Commitment.

       "Company" is defined in the Preamble.

       "Company's Engineers' Report" means a report prepared by the Company's engineering staff and certified by the Company's head of "Technical Services" and furnished by the Company to the Global Administrative Agent and U.S. Lenders pursuant to Section 9.1(e) which shall set forth (i) the estimated volume and rate of production of Hydrocarbons which may reasonably be expected to be produced from Proved Reserves for each Property, (ii) a computation of the projected gross revenues from Proved Reserves attributable to each Property, (iii) a computation of the future net revenues for each Property, showing separately net revenues from Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves and (iv) projections as to the amount of Proved Reserves for each Property, showing separately Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves. The Company's Engineers' Report shall be prepared using economic parameters (including pricing, inflation and discount rate) provided by the Engineering Banks and in accordance with established criteria generally accepted in the oil and gas industry for use by independent petroleum engineers in making determinations and appraisals of hydrocarbon reserves, including assumptions, estimates and projections as to production expenses, availability of reserves and rates of production. The Engineering Banks may, in their sole discretion after consulting with the Company, require modification of any assumption, projection or estimate which they (acting reasonably) find unacceptable.

       "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the U.S. Lenders to the Company at the same time, having the same Stated Maturity Date and for the same Interest Period.

       "Competitive Bid Borrowing Notice" is defined in Section 3.4(e).

       "Competitive Bid Loan" means, with respect to a U.S. Lender, a competitive bid loan made by such U.S. Lender pursuant to Section 2.1 and
Section 3.4 as the result of a Competitive Bid Borrowing Notice from the Company requesting a Competitive Bid Advance.

       "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate or Alternate Base Rate offered for a Bid Loan, expressed as a percentage (rounded to the nearest 1/16 of 1%) to be added or subtracted from the Eurodollar Base Rate or the Alternate Base Rate, as applicable.

       "Competitive Bid Note" means a promissory note in substantially the form of Exhibit A-2 hereto, with applicable insertions, duly executed and delivered to the Global Administrative Agent by the Company for the account of a U.S. Lender and payable to the order of such U.S. Lender, including any amendment, modification, renewal or replacement of such promissory note.

       "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit K hereto completed and delivered by a U.S. Lender to the Global Administrative Agent in accordance with Section 3.4(c).

       "Competitive Bid Quote Request" means a Competitive Bid Quote Request, substantially in the form of Exhibit E hereto, completed and delivered by the Company to the Global Administrative Agent in accordance with Section 3.4(a).

       "Consolidated Interest Expense" means, for any period for which a determination thereof is to be made, total interest expense, whether paid or accrued (but excluding that attributable to Capitalized Leases), of the Company and the Consolidated Subsidiaries on a consolidated basis including, without limitation, all commissions, discounts and other fees and charges owing with respect to letters of credit and bankers' acceptance financing.

       "Consolidated Net Income" means, for any period for which a determination thereof is to be made, the net income (or loss) after taxes of the Company and the Consolidated Subsidiaries on a consolidated basis for such period taken as a single accounting period; provided that there shall be excluded the income (or loss) of any Affiliate of the Company or other Person (other than a Consolidated Subsidiary of the Company) in which any Person (other than the Company or any of the Consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Consolidated Subsidiaries by such Affiliate or other Person during such period.

       "Consolidated Subsidiary" means, as of the time a determination thereof is to be made, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

       "Consolidated Tangible Net Worth" means, as of the time a determination thereof is to be made, the consolidated stockholders' equity of the Company and the Consolidated Subsidiaries, less their consolidated intangible assets, all determined as of such date in accordance with Agreement Accounting Principles.

       "Continuation/Conversion Notice" means a notice by means of telecopy or telephone (confirmed in writing promptly thereafter if by telephone) of continuation or conversion, which notice shall specify the principal amount to be continued or converted, the date of such continuation or conversion, the type of Revolving Loan and, if such Revolving Loan is to be a Revolving Eurodollar Loan, the Interest Period, which notice, when delivered by telecopy or confirmed in writing, shall be substantially in the form of Exhibit F and executed on behalf of the Company by an Authorized Officer.

       "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code.

       "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

       "D&P" means Duff & Phelps Credit Rating Company and any successor thereto that is a nationally recognized rating agency.

       "Debt" means all Indebtedness of the type referred to in clauses (i),
(ii), (iii), (iv) and (v) of the definition of Indebtedness.

       "Debt/Capitalization Ratio" means, as of the time a determination thereof is to be made, the ratio expressed as a decimal of (x) the aggregate outstanding amount of the consolidated Debt of the Company and its Consolidated Subsidiaries, to (y) the sum of the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries plus the aggregate outstanding amount of the consolidated Debt of the Company and its Consolidated Subsidiaries; provided, however, that, for purposes of the definition of Eurodollar Spread, the Debt/Capitalization Ratio on each day commencing on the forty-fifth (45th) day following the end of a calendar quarter shall be deemed to be the lesser of
(a) the Debt/Capitalization Ratio as of the end of such calendar quarter and
(b) the Debt/Capitalization Ratio as of the final day of the month following the end of such calendar quarter, in each case based on a certificate received by the Global Administrative Agent and the U.S. Lenders from an Authorized Officer of the Company pursuant to Section 9.1(k); provided, further, that until the forty-fifth (45th) day following the calendar quarter ending September 30, 1996, the Debt/Capitalization Ratio shall be deemed to be "(0.55" for purposes of the definition of Eurodollar Spread and the calculation of applicable fees.

       "Debt Limit Excession" means the condition existing at any time prior to the Termination Date in which the outstanding principal balance of the Borrowing Base Debt as of such date exceeds the Global Borrowing Base as of such date.

       "Declining Lender" is defined in Section 2.2.

       "Default" means any event described in Article XII.

       "Downgrade Condition" shall be deemed to exist hereunder at all times when the Company's applicable Rating Level is equal to Level IV.

       "EBITDDA" means, for any period for which a determination thereof is to be made, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) depreciation expense and depletion expense, (iv) amortization expense, (v) federal and state taxes, (vi) other non-cash charges and expenses and (vii) any losses arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income less any gains arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income, all as determined on a consolidated basis for the Company and the Consolidated Subsidiaries.

       "Engineering Bank" means each of First Chicago and Chase in their respective capacities as Engineering Banks.

       "Environmental Law" means any federal, state, or local statute, or rule or regulation promulgated thereunder, any judicial or administrative order or judgment or written administrative request to which the Company or any Subsidiary is party or which are applicable to the Company or any Subsidiary or the Properties (whether or not by consent), and any provision or condition of any permit, license or other governmental operating authorization, relating to
(A) protection of the environment, persons or the public welfare from actual or potential exposure for the effects of exposure to any actual or potential release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant or toxic, corrosive, hazardous, or non-hazardous substance or waste, including petroleum; or (B) occupational or public health or safety.

       "Equivalent Amount" in one currency (the "first currency") of an amount in another currency (the "other currency") means the amount of the first currency which is required to purchase such amount of the other currency at the rate determined on the basis of the Spot Rate of Exchange for the other currency against the first currency at the time of determination.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

       "Eurodollar Advance" means a Eurodollar Bid Rate Advance or a Eurodollar Revolving Advance.

       "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 3.4.

       "Eurodollar Base Rate" means, with respect to a Eurodollar Revolving Advance or a Eurodollar Bid Rate Advance for the relevant Interest Period, the rate determined by the Global Administrative Agent to be the arithmetic average of the rates reported to the Global Administrative Agent by each Reference Lender as the rate at which deposits in U.S. dollars are offered by such Reference Lender to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of such Reference Lender's relevant Eurodollar Revolving Loan or, in the case of a Eurodollar Bid Rate Loan, the amount of the Eurodollar Bid Rate Loan requested by the Company, and having a maturity approximately equal to such Interest Period. If any Reference Lender fails to provide such quotation to the Global Administrative Agent, then the Global Administrative Agent shall determine the Eurodollar Base Rate on the basis of the quotations of the remaining Reference Lender.

       "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given U.S. Lender for the relevant Interest Period, the sum of (i) the Eurodollar Base Rate and (ii) the Competitive Bid Margin offered by such U.S. Lender and accepted by the Company.

       "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

       "Eurodollar Bid Rate Loan" means a Competitive Bid Loan which bears interest at the Eurodollar Bid Rate.

       "Eurodollar Loan" means a Eurodollar Bid Rate Loan or a Eurodollar Revolving Loan.

       "Eurodollar Revolving Advance" means a Revolving Advance which bears interest at a Eurodollar Rate.

       "Eurodollar Revolving Loan" means a Revolving Loan which bears interest at a Eurodollar Rate.

       "Eurodollar Rate" means, with respect to a Eurodollar Revolving Loan or Eurodollar Revolving Advance for each day during the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to that Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period, plus (ii) the Eurodollar Spread applicable to that day. The Eurodollar Rate shall be rounded, if not a whole number multiple of 1/16 of 1%, to the next higher 1/16 of 1%.

       "Eurodollar Spread" means, on any date and with respect to each Eurodollar Advance, the applicable rate per annum set forth in Schedule A based on the applicable Rating Level on such date.

       "Excluded Principal Debt" means, at any time as long as no Downgrade Condition exists, the consolidated aggregate principal amount of obligations of the Company (i) under the $180,000,000 7.95% Notes due 2026 issued pursuant to that certain Trust Indenture dated February 15, 1996, (ii) under the $100,000,000 7.70% Notes due 2026 issued pursuant to that certain Trust Indenture dated February 15, 1996, (iii) up to $172,500,000 under the 6% Convertible Subordinated Debentures due 2002 issued pursuant to that certain Trust Indenture, dated January 4, 1995, and (iv) up to $6,600,000 under the Apache Offshore Investment Partnership bank facility.

       "Federal Funds Effective Rate" means, for any period for which a determination thereof is made, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) for such day on such transactions received by the Global Administrative Agent from three federal funds brokers of recognized standing selected by it.

       "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors and assigns.

       "Floating Bid Rate" means, with respect to a Floating Bid Rate Loan made by a given U.S. Lender, the sum of (i) the Alternate Base Rate, changing when and as the Alternate Base Rate changes, and (ii) the Competitive Bid Margin offered by such U.S. Lender and accepted by the Company.

       "Floating Bid Rate Advance" means a Competitive Bid Advance which bears interest at the Floating Bid Rate.

       "Floating Bid Rate Loan" means a Competitive Bid Loan which bears interest at the Floating Bid Rate.

       "Floating Rate Advance" means a Floating Bid Rate Advance or a Floating Rate Revolving Advance.

       "Floating Rate Auction" means a solicitation of Competitive Bid Quotes setting forth the Competitive Bid Margin for Floating Bid Rates pursuant to
Section 3.4.

       "Floating Rate Loan" means a Floating Bid Rate Loan or a Floating Rate Revolving Loan.

       "Floating Rate Revolving Advance" means a Revolving Advance which bears interest at the Alternate Base Rate.

       "Floating Rate Revolving Loan" means a Revolving Loan which bears interest at the Alternate Base Rate.

       "Global Administrative Agent" means The First National Bank of Chicago or any Affiliate thereof in its capacity as global administrative agent for the U.S. Lenders pursuant to Article XV, and not in its individual capacity as a U.S. Lender or in its capacity as an Engineering Bank and any successor Global Administrative Agent appointed pursuant to Article XV.

       "Global Borrowing Base" means the Global Borrowing Base then in effect as calculated and established in accordance with the terms and provisions of
Section 2.3, as such Global Borrowing Base shall be reduced from time to time pursuant to Sections 2.3(a), (d), (e) or (f) or Section 11.3.

       "Global Credit Facility Debt" means, at any time, the consolidated aggregate principal amount of (i) Obligations of the Company under this Agreement, (ii) the "Obligations" (as defined in the Australian Credit Agreement) of the Australian Borrowers under the Australian Loan Documents and
(iii) the "Obligations" (as defined in the Canadian Credit Agreement) of the Canadian Borrower under the Canadian Loan Documents.

       "Global Effective Date" means a date agreed upon by the Company, the Arrangers and the Global Administrative Agent as the date on which the conditions precedent set forth in Section 7.1 of this Agreement have been satisfied.

       "Global Effectiveness Notice" means a notice and certificate of the Company properly executed by an Authorized Officer addressed to the Combined Lenders and delivered to the Global Administrative Agent, in sufficient number of counterparts to provide one for each Combined Lender and each Agent, whereby the Company certifies satisfaction of all the conditions precedent to the effectiveness under Section 7.1 of this Agreement, under Section 7.1 of the Australian Credit Agreement and under Section 7.1 of the Canadian Credit Agreement.

       "Global Loan Documents" means the U.S. Loan Documents, the Australian Loan Documents, the Canadian Loan Documents, the Intercreditor Agreement and Indemnity Agreements, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

       "Guaranteed Obligation" means, with respect to any Person as of the time a determination thereof is to be made (without duplication), (i) any obligation, contingent or otherwise, of any such Person whether as guarantor, surety or otherwise with respect to any Indebtedness (other than Indebtedness for which the Company or any Borrowing Base Subsidiary of the Company is the primary obligor), and (ii) any obligation to a foreign government or foreign governmental agency under which such Person must either perform or pay a sum of money in lieu of performance; provided, however, that any obligation of any Person which is Indebtedness of the Company or one or more of its Borrowing Base Subsidiaries shall not be a Guaranteed Obligation of such Person for purposes of this Agreement; and provided further that obligations pursuant to any oil, gas and/or mineral lease, farm-out agreement, division order, contract for the sale, exchange or processing of oil, gas and/or other hydrocarbons, unitization and pooling declaration and agreement, operating agreement, development agreement, area of mutual interest agreement, marketing agreement or arrangement, forward sales of Hydrocarbons and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom are not Guaranteed Obligations for purposes of this definition.

       "Guarantor" means each of MW Petroleum and any Subsidiary of the Company which is a guarantor pursuant to a Guaranty in favor of the Agents and the U.S. Lenders delivered pursuant to Section 9.11.

       "Guaranty" means that certain Guaranty, dated as of July 1, 1991, by MW Petroleum Corporation, a Delaware corporation, as assumed by MW Petroleum pursuant to that certain Assumption Agreement, dated as of December 24, 1991, and each other guaranty delivered pursuant to Section 9.11, or as required by the definition of "Change of Control", in each case as such guaranty may from time to time be amended, supplemented, restated, reaffirmed or otherwise modified.

       "Hazardous Material" means (a) any "hazardous substance", as defined by CERCLA; (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum, crude oil or any fraction thereof;
(d) any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law; (e) any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. Section 2011 et. seq., and any amendments or reauthorizations thereof; (f) asbestos-containing materials in any form or condition; or (g) polychlorinated biphenyls in any form or condition.

       "Highest Lawful Rate" is defined in Section 3.2.

       "Hydrocarbon Interests" means leasehold and other interests in or under leases with respect to property located in the United States of America, Canada, Australia and any other countries acceptable to the Combined Required Lenders, mineral fee interests, production sharing contracts, overriding royalty and royalty interests, net profit interests and production payment interests, insofar and only insofar as such interests relate to Hydrocarbons located in the United States of America, Canada, Australia and any other countries acceptable to the Combined Required Lenders, including any reserved or residual interests of whatever nature.

       "Hydrocarbons" means oil, gas and all other liquid or gaseous hydrocarbons and all products refined therefrom and all other minerals and substances, including sulfur, geothermal steam, water, carbon dioxide, helium and any and all other minerals, ores or substances of value and the products and proceeds therefrom.

       "IFC" means the International Finance Corporation.

       "include" or "including" means including without limiting the generality of any description preceding such terms, and, for purposes of this Agreement and each other U.S. Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

       "Indebtedness" means, with respect to a Person at any time, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services, including obligations payable out of Hydrocarbon production, other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens (other than Liens permitted by Section 11.5, clauses (a) through (d) or clauses (f) through
(h)) or payable out of the proceeds of production from property now or hereafter owned or acquired by such Person, (iv) obligations (other than the obligations previously described in clauses (i), (ii), or (iii) of this definition) which are evidenced by notes, bonds, debentures, bankers' acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates, (vii) net liabilities under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect a person against fluctuations in oil or gas prices, provided that, each such contract will be marked-to-market and the gain or loss on each such contract and any amounts on deposit with any counterparties or exchanges shall be included in determining such Person's net liability with respect to such contract, (viii) obligations, contingent or otherwise, relative to the amount of all letters of credit, whether or not drawn, and (ix) all Guaranteed Obligations of such Person in respect of any of the foregoing; provided, however, that "Indebtedness" shall not include any amounts included as deferred credits on the financial statements of such Person or of a consolidated group including such Person, determined in accordance with Agreement Accounting Principles; provided further that for purposes of the foregoing clauses (ii), (iii) and (ix) and the "other instruments" described in foregoing clause (iv), obligations pursuant to any oil, gas and/or mineral lease, farm-out agreement, division order, contract for the exchange or processing of oil, gas and/or other hydrocarbons, unitization and pooling declaration and agreement, operating agreement, development agreement, area of mutual interest agreement, marketing agreement or arrangement, forward sales of Hydrocarbons, and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom shall not be Indebtedness.

       "Indemnified Person" is defined in Section 14.7.

       "Indemnity Agreements" means (i) that certain letter agreement, dated as of October 31, 1996, among the Company, the Global Administrative Agent, the Australian Administrative Agent, the Canadian Administrative Agent and the Combined Lenders, (ii) that certain letter agreement, dated as of October 31, 1996, among the Australian Borrowers, the Global Administrative Agent, the Australian Administrative Agent, the Canadian Administrative Agent and the Combined Lenders, and (iii) that certain letter agreement, dated as of October 31, 1996, among the Canadian Borrower, the Global Administrative Agent, the Australian Administrative Agent, the Canadian Administrative Agent and the Combined Lenders, each in form and substance acceptable to the Agents and the Arrangers, as each may be amended, supplemented, restated or otherwise modified from time to time.

       "Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith among the Global Administrative Agent, the Co-Agent, the Canadian Administrative Agent, the Australian Administrative Agent, the Arrangers and the Combined Lenders, in form and substance acceptable to the Agents and the Arrangers, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

       "Interest Period" means, with respect to a Eurodollar Bid Rate Advance or a Eurodollar Revolving Advance, a period of one (1), two (2), three (3) or, subject to availability, six (6) months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1), two
(2), three (3) or six (6) months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in the next month, such Interest Period shall end on the immediately preceding Business Day.

       "Investment" means, with respect to any Person, any loan, advance, extension of credit (excluding accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, notes, debentures or other securities of any other Person made by such Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

       "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit H hereto, completed and delivered by the Global Administrative Agent to the U.S. Lenders in accordance with Section 3.4(b).

       "July 1991 Agreement" is defined in Recital 1.

       "Lending Installation" means any office, branch, subsidiary or affiliate of any U.S. Lender, the Global Administrative Agent or any Arranger.

       "Lien" means any interest in assets or property securing an obligation owed to, or a claim by, a Person other than the owner of the asset or property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including any security interest, mortgage, pledge, lien, claim, charge, encumbrance, contract for deed, installment sales contract, production payment, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any Person's assets or properties in favor of any other Person.

       "Loan" means any of the Revolving Loans and the Competitive Bid Loans.

       "MW Petroleum" means MW Petroleum Corporation, a Colorado corporation.

       "MWJR" means MWJR Petroleum Corporation, a Delaware corporation.

       "March 1995 Agreement" is defined in Recital 4.

       "Material Adverse Effect" means with respect to any matter that such matter (i) could reasonably be expected to materially and adversely affect the assets, business, properties, condition (financial or otherwise), prospects, or results of operations of the Company and its Subsidiaries, taken as a whole, or the value or condition of the Properties taken as a whole, or the ability of the Company or any Subsidiary of the Company which is a party to a U.S. Loan Document to perform its respective obligations under any of the U.S. Loan Documents to which it is party, or (ii) has been brought by or before any court or arbitrator or any governmental body, agency or official, and draws into question or otherwise has or reasonably could be expected to have a material adverse effect on the validity or enforceability of any material provision of any U.S. Loan Document against any obligor party thereto or the rights, remedies and benefits available to the Agents and the U.S. Lenders under the U.S. Loan Documents.

       "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

       "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement to which the Company or any member of the Controlled Group is a party and to which more than one employer is obligated to make contributions.

       "1992 Revolving Loans" is defined in Recital 2.

       "1994 Loans" is defined in Recital 3.

       "1995 Loans" is defined in Recital 4.

       "1996 Engineers' Report" means those certain Supplemental Reserve Reports as of January 1, 1996 of the Company's engineers, Ryder Scott Company Petroleum Engineers, dated as of April 16, 1996, with respect to the Properties, copies of which have been delivered to the Global Administrative Agent and each of the U.S. Lenders.

       "Non-Borrowing Base Subsidiary" means, at any time, any Subsidiary of the Company which is not a Borrowing Base Subsidiary.

       "Note" means any Revolving Note or any Competitive Bid Note.

       "Notice of Assignment" is defined in Section 17.3(b).

       "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid facility fees, and all other obligations of the Company or any Subsidiary to any U.S. Lender or any Agent, whether or not contingent, arising under or in connection with any of the U.S. Loan Documents, and all obligations in respect of any interest rate swap or interest rate cap or collar agreement or other interest rate hedging agreement entered into by the Company or any Subsidiary with any U.S. Lender.

       "or" as used in this Agreement is not exclusive.

       "Original Revolving Loans" is defined in Recital 1.

       "Original Term Loans" is defined in Recital 1.

       "Original Termination Date" means October 31, 2001.

       "Other Currency" is defined in Section 6.9(a).

       "Parent Guaranty" means that certain Guaranty, dated as of October 31, 1996, by the Company in favor of the Canadian Lenders and the other Lender Parties (as defined therein) under the Canadian Credit Agreement, as such Parent Guaranty may from time to time be amended, supplemented, restated, reaffirmed or otherwise modified.

       "Participant" is defined in Section 17.2(a).

       "Payment Date" means the second day of January and the first day of each April, July and October of each calendar year, commencing October 1, 1996.

       "PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.

       "Person" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

       "Phoenix Egypt" means Phoenix Resources Company of Qarun, Inc., a Delaware corporation and a wholly-owned Subsidiary of Phoenix Resources Company International, a Delaware corporation, a wholly-owned Subsidiary of The Phoenix Resource Companies, Inc., a Delaware corporation, an indirectly ninety-five percent-owned (95%-owned) subsidiary of the Company.

       "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.

       "Producers Energy" means Producers Energy Marketing, LLC, a Delaware limited liability company.

       "Projections" means the Company's Operations and Financial Summary Data consisting of the Company Case dated April 19, 1996 and the Liquidating Case dated April 19, 1996.

       "Properties" means Hydrocarbon Interests which are covered by either the most recent Approved Engineers' Report or the most recent Company's Engineers' Report submitted by the Company pursuant to Section 9.1 and which Hydrocarbon Interests are included in the calculation of the then effective Global Borrowing Base.

       "Proved Developed Non-Producing Reserves" means, with respect to the Properties, those quantities of Hydrocarbons, estimated with reasonable certainty, as demonstrated by geological and engineering data, to be economically recoverable from the Properties by producing methods under existing economic conditions using existing equipment and operating methods from locations which are behind the casing of existing wells or at minor depths below the present bottom of such wells and which are expected to be produced through these wells in the predictable future, where a relatively small expenditure is required for completion or recompletion to make such Hydrocarbons available for production.

       "Proved Developed Producing Reserves" means, with respect to the Properties, those quantities of Hydrocarbons, estimated with reasonable certainty, as demonstrated by geological and engineering data, to be economically recoverable from the Properties by producing methods under existing economic conditions using existing equipment and operating methods from existing completion intervals open for production in existing wells.

       "Proved Reserves" means, with respect to the Properties, Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves.

       "Proved Undeveloped Reserves" means, with respect to the Properties, those quantities of Hydrocarbons, estimated with reasonable certainty, as demonstrated by geological and engineering data, to be economically recoverable from the Properties by producing methods under existing economic conditions using existing equipment, or equipment for which there is a reasonable expectation of or commitment to installation in the future, and operating methods from (i) existing wells where a relatively large expenditure is required for completion or recompletion and (ii) new wells on undrilled locations (a) which are direct offsets to existing wells then or previously open for production, (b) which are within known proved productive limits of the subject formation, estimated with reasonable certainty, (c) which conform to existing completion intervals for existing wells and (d) which will be developed with a reasonable degree of certainty.

       "Purchaser" is defined in Section 17.3(a).

       "Qualified Long Term Rating" means in respect of any Person, a Person which has publicly traded debt securities rated either A- or higher by S&P or A(3) or higher by Moody's.

       "Rate Option" means the Eurodollar Rate or the Alternate Base Rate.

       "Rating Agency" means each of D&P, Moody's and S&P.

       "Rating Level" means the level set forth below that corresponds to the highest two of three ratings issued from time to time by Moody's, S&P and D&P, as applicable to Company's senior unsecured long-term debt which is not secured or supported by a guaranty, letter of credit or other form of credit enhancement; provided, however, that in the event that a split occurs between the highest two ratings, then the level corresponding to the lower of the highest two ratings shall apply:

                       Moody's               S&P                  D&P
                       -------               ---                  ---
    Level I               )-Baa1            )-BBB+             )-BBB+

    Level II                Baa2              BBB                BBB

    Level III               Baa3              BBB-               BBB-

    Level IV               (Baa3             (BBB-              (BBB-

For example, if the Moody's rating is Baa1, the S&P rating is BBB, and the D&P rating is BBB-, Level II shall apply.

       For purposes of the foregoing, (i) ")-" means a rating more favorable than or equal to; "(" means a rating less favorable than; (ii) if ratings for the Company's senior unsecured long-term debt which is not secured or supported by a guaranty letter of credit or other form of credit enhancement shall not be available from two Ratings Agencies, Level IV shall be deemed applicable; (iii) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in applicable Rating Level would result, such change shall effect a change in applicable Rating Level as of the day on which it is first announced by the applicable Rating Agency, and any change in the Applicable Margin shall apply commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; (iv) if any of the Rating Agencies shall change its ratings nomenclature prior to the date all Obligations have been paid and the Commitments cancelled, Company and the Global Administrative Agent shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such change, and pending such amendment, if an appropriate applicable Rating Level is otherwise not determinable based upon the foregoing grid, the last applicable Rating Level in effect at the time of such change shall continue to apply.

       "Reference Lenders" means First Chicago and Chase.

       "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors or any successor Person relating to reserve requirements applicable to member banks of the Federal Reserve System or any successor Person.

       "Regulation U" means any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said Board of Governors or any successor Person relating to the extension of credit for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System or any successor Person.

       "Release" means a "release", as such term is defined in CERCLA.

       "Replacement Lender" is defined in Section 2.2.

       "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

       "Required Lenders" means, as of any date of determination, U.S. Lenders having in the aggregate at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, U.S. Lenders holding at least 66-2/3% of the then outstanding principal amount of the Loans.

       "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or regulations issued from time to time by the Board of Governors of the Federal Reserve System) which is then applicable to assets or liabilities consisting of and including with a maturity equal to that of the "Eurocurrency Liabilities", as defined in Regulation D, having a term approximately equal or comparable to such Interest Period.

       "Revolving Advance" means a borrowing hereunder consisting of the aggregate amount of the several Revolving Loans made by the U.S. Lenders or any of them to the Company on the same Borrowing Date, at the same Rate Option and, in the case of Eurodollar Revolving Loans, for the same Interest Period.

       "Revolving Loan" means, with respect to a U.S. Lender, a revolving loan made by such U.S. Lender pursuant to Sections 2.1 and 3.3 as the result of a Borrowing Notice from the Company requesting an Advance.

       "Revolving Note" means a promissory note in substantially the form of Exhibit A-1 hereto (with appropriate insertions and deletions), duly executed and delivered to the Global Administrative Agent by the Company and payable to the order of a U.S. Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

       "S&P" means Standard & Poor's Ratings Service and any successor thereto that is a nationally-recognized rating agency.

       "Sale" means any sale, transfer, assignment, lease, conveyance, exchange, swap or other disposition.

       "Schedules" means Schedules A, 8.8, 11.1 and 11.10 hereto.

       "Single Employer Plan" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

       "Solvent" means, with respect to any Person at any time, a condition under which

              (a) the fair saleable value of such Person's assets is, on the date of determination, greater than the total amount of such Person's liabilities (including contingent and unliquidated liabilities) at such time;

              (b) such Person is able to pay all of its liabilities as such liabilities mature; and

              (c) such Person does not have unreasonably small capital with which to conduct its business.

For purposes of this definition (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

       "Spot Rate of Exchange" means, on any date, the rate of exchange between two currencies which is quoted on the Reuters' Screen page BOFC at or about 1:00 p.m. (Chicago time) on that day.

       "Stated Maturity Date" means the maturity date of a Competitive Bid Advance as provided in Section 3.4(a).

       "Subsidiary" means, with respect to any Person, any other Person more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person; provided, that with respect to the Company, Subsidiaries shall include MW Petroleum, MWJR and any other Person more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries; and further provided, that, notwithstanding the foregoing, Subsidiaries of the Company shall not include Producers Energy and Apache Series 1996-A Trust, a Delaware business trust, except for the purposes of Sections 8.10, 8.15, 8.16 and 12.1 (insofar as the representation or warranty which is breached or shall be false was made pursuant to Sections 8.10, 8.15 or 8.16).

       "Termination Date" means the Original Termination Date, or such other later date as may result from any extension requested by the Company and consented to by the U.S. Lenders pursuant to Section 2.2.

       "Transferee" is defined in Section 17.4.

       "Unfunded Liabilities" means, (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

       "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

       "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

       "U.S. Lenders" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns in accordance with Section 17.3 (including any commercial lending institution becoming a party hereto pursuant to an Assignment Agreement) or otherwise by operation of law.

       "U.S. Loan Documents" means this Agreement, the Notes, the Guaranties, the Assignment Agreements, the agreement with respect to fees described in
Section 2.4(b), the Intercreditor Agreement and the Indemnity Agreements, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

       "U.S. Subsidiary" means any Subsidiary that is organized under the laws of the United States.

       1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Schedule and Exhibit hereto and in each Note, Borrowing Notice, Competitive Bid Borrowing Notice, Continuation/Conversion Notice, U.S. Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other U.S. Loan Document.

       1.3. Cross References. Unless otherwise specified, references in this Agreement and in each other U.S. Loan Document to any Article, Section, Exhibit or Schedule are references to such Article or Section of or Schedule or Exhibit to this Agreement or such other U.S. Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

       1.4. Accounting and Financial Determination. Unless otherwise specified, all accounting terms used herein or in any other U.S. Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder, and all financial statements required to be delivered hereunder or thereunder, shall be prepared in accordance with, the Agreement Accounting Principles.

       1.5. Currency References. Unless otherwise specified herein, all dollar amounts expressed herein shall refer to U.S. Dollars. Except as otherwise herein specified, for purposes of calculating compliance with the terms of this Agreement and the other U.S. Loan Documents (including for purposes of calculating compliance with the covenants), any other obligation or calculation shall be converted to its Equivalent Amount in U.S. Dollars.


                                   ARTICLE II

                                  THE FACILITY

       2.1.   The Facility.

       (a) Description of Facility. On the Global Effective Date, all outstanding 1995 Loans shall be renewed, restated, extended and converted into (but shall not be deemed to be repaid) Revolving Loans under this Agreement; provided, however, that from and including the Global Effective Date, the Eurodollar Spread applicable with respect to such renewed, restated, extended and converted 1995 Loans shall be determined pursuant to this Agreement. On the terms and subject to the conditions set forth in this Agreement (including satisfaction of the conditions precedent set forth in Article VII), the U.S. Lenders grant to the Company a revolving credit facility pursuant to which, and upon the terms and conditions herein set out:

              (i) each U.S. Lender severally agrees to make Revolving Loans to the Company in accordance with this Section and Article III; and

              (ii) each U.S. Lender may, in its sole discretion, make bids to make Competitive Bid Loans to the Company in accordance with this Section and Article III.

       (b) Facility Amount. In no event may the aggregate principal amount of all outstanding Loans (including both the Revolving Loans and the Competitive Bid Loans) exceed the lesser of the Aggregate Commitment or the Global Borrowing Base and no U.S. Lender shall be obligated to make any Loan hereunder if, after giving effect to such Loan, the sum of the aggregate outstanding principal amount of all Borrowing Base Debt would exceed the Global Borrowing Base; provided that if the Company shall have requested an Advance the proceeds of which will be used to repay outstanding Borrowing Base Debt and so long as no Default or Unmatured Default shall have occurred and be continuing, then, with respect to the calculations set forth in this subsection, such Advance shall not be included within the amount of outstanding Loans and outstanding Borrowing Base Debt until 5:00 p.m. (Central time) on the day of such Advance; provided, further, that the continuation of any Floating Rate Loan or any Eurodollar Loan or the conversion of any Eurodollar Loan into a Floating Rate Loan or, except if a Commercial Paper Backup Exclusion Event has occurred and is continuing, the borrowing of a Loan which is used exclusively to repay Commercial Paper Obligations shall not be deemed to be a borrowing of a Loan for purposes of this subsection or an Advance during the applicable period provided in Section 4.1(a) for the Company to make a mandatory payments because of a Debt Limit Excession; provided, further, that, in the case of a continuation of a Eurodollar Loan during a continuing Debt Limit Excession, such continuation shall only be permitted for a period ending on or prior to the date by which the Company is required to make a mandatory prepayment because of a Debt Limit Excession provided in Section 4.1(a).

       (c) All Loans. Subject to the terms and conditions of this Agreement, the Company may borrow, repay and reborrow all Loans made under this Agreement at any time prior to the Termination Date. The obligations of the U.S. Lenders to make Loans shall cease on the Termination Date, and any and all Loans outstanding on such date shall be due and payable on such date.

       (d) Revolving Advances. Each Revolving Advance hereunder shall consist of borrowings made from the several U.S. Lenders ratably in proportion to the amounts of their respective Commitments. The aggregate outstanding amount of Competitive Bid Loans shall reduce each U.S. Lender's obligation to make Loans in an amount not to exceed the lesser of the Aggregate Commitment or the Global Borrowing Base (provided that the sum of the aggregate outstanding principal amount of all Borrowing Base Debt shall not exceed the Global Borrowing Base except as permitted in Section 2.1(b)), ratably in the proportion such U.S. Lender's Commitment bears to the Aggregate Commitment regardless of which U.S. Lender or U.S. Lenders makes such Competitive Bid Loans.

       (e) Competitive Bid Loans. In addition to Revolving Loans pursuant to Section 2.1(d), but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1(b) as to the maximum aggregate principal amount of all outstanding Loans hereunder), the Company may, as set forth in this Section 2.1(e) and Article III, at any time request the U.S. Lenders, prior to the Termination Date, to make offers to make Competitive Bid Advances to the Company. Each U.S. Lender may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept such offers.

       2.2.   Extension of Termination Date and of Aggregate Commitment.

       (a) Subject to the other provisions of this Agreement, the Aggregate Commitment shall be effective for an initial period from the Global Effective Date to the Original Termination Date; provided that the Termination Date, and concomitantly the Aggregate Commitment, may be extended for successive one year periods expiring on the date which is one (1) year from the then scheduled Termination Date. If the Company shall request in an Annual Certificate of Extension delivered to the Global Administrative Agent concurrently with delivery of the Approved Engineers' Report delivered prior to the then scheduled Termination Date pursuant to Section 9.1(d) that the Termination Date be extended for one year from the then scheduled Termination Date, then the Global Administrative Agent shall promptly notify each U.S. Lender of such request and each U.S. Lender shall notify the Global Administrative Agent, no later than the next date by which each U.S. Lender is required, pursuant to
Section 2.3(a), to approve or disapprove the Engineering Banks' determination of the Global Borrowing Base, and whether such U.S. Lender, in the exercise of its sole discretion, will extend the Termination Date for such one year period. Any U.S. Lender which shall not timely notify the Global Administrative Agent whether it will extend the Termination Date shall be deemed to not have agreed to extend the Termination Date. No U.S. Lender shall have any obligation whatsoever to agree to extend the Termination Date. Any agreement to extend the Termination Date by any U.S. Lender shall be irrevocable, except as provided in Section 2.2(c).

       (b) If all the U.S. Lenders notify the Global Administrative Agent pursuant to clause (a) of this Section 2.2 of their agreement to extend the Termination Date (such U.S. Lenders agreeing to extend the Termination Date herein called the "Accepting Lenders"), then the Global Administrative Agent shall so notify each U.S. Lender and the Company, and such extension shall be effective without other or further action by any party hereto for such additional one year period.

       (c) If U.S. Lenders constituting at least the Required Lenders approve the extension of the then scheduled Termination Date and if one or more of the U.S. Lenders shall notify, or be deemed to notify, the Global Administrative Agent pursuant to clause (a) of this Section 2.2 that they will not extend the then scheduled Termination Date (such U.S. Lenders herein called the "Declining Lenders"), then (A) the Global Administrative Agent shall promptly so notify the Company and the Accepting Lenders, (B) the Accepting Lenders shall, upon the Company's election to extend the then scheduled Termination Date in accordance with clause (i) or (ii) below, extend the then scheduled Termination Date and (C) the Company shall pursuant to a notice delivered to the Global Administrative Agent, the Accepting Lenders and the Declining Lenders, no later than the tenth day following the date by which each U.S. Lender is required, pursuant to Section 2.2(a), to approve or disapprove the requested extension of the Aggregate Commitment, either:

              (i) elect to extend the Termination Date with respect to the Accepting Lenders and direct the Declining Lenders to terminate their Commitments, which termination shall become effective on the date which would have been the Termination Date except for the operation of this
       Section 2.2. On such date, (x) the Company shall deliver a notice of the effectiveness of such termination to the Declining Lenders with a copy to the Global Administrative Agent and (y) the Company shall pay in full in immediately available funds all Obligations of the Company owing to the Declining Lenders and (z) upon the occurrence of the events set forth in clauses (x) and (y), the Declining Lenders shall each cease to be a U.S. Lender hereunder for all purposes, other than for purposes of
       Article VI, Section 14.7 and the Indemnity Agreement, and shall cease to have any obligations or any Commitment hereunder, other than to the Agents pursuant to Section 15.8, and the Global Administrative Agent shall promptly notify the Accepting Lenders and the Company of the new Aggregate Commitment; or

              (ii) elect to extend the Termination Date with respect to the Accepting Lenders and, prior to or no later than the then scheduled Termination Date, (A) to replace one or more of the Declining Lender or Declining Lenders with another lender or lenders reasonably acceptable to the Global Administrative Agent (such lenders herein called the "Replacement Lenders") and (B) the Company shall pay in full in immediately available funds all Obligations of the Company owing to the Declining Lenders which are not being replaced, as provided in clause (i) above; provided that (x) the Replacement Lender or Replacement Lenders shall purchase, and the Declining Lender or Declining Lenders shall sell, the Notes of the Declining Lender or Declining Lenders being replaced and the Declining Lender's or Declining Lenders' rights hereunder without recourse or expense to, or warranty by, such Declining Lender or Declining Lenders being replaced for a purchase price equal to the aggregate outstanding principal amount of the Note or Notes payable to such Declining Lender or Declining Lenders plus any accrued but unpaid interest on such Note or Notes and accrued but unpaid fees in respect of such Declining Lender's or Declining Lenders' Loans and Commitments hereunder, and (y) all obligations of the Company owing under or in connection with this Agreement to the Declining Lender or Declining Lenders being replaced (including, without limitation, such increased costs, breakage fees payable under Section 6.3 and all other costs and expenses payable to each such Declining Lender) shall be paid in full in immediately available funds to such Declining Lender or Declining Lenders concurrently with such replacement, and (z) upon the payment of such amounts referred to in clauses (x) and (y), the Replacement Lender or Replacement Lenders shall each constitute a U.S. Lender hereunder and the Declining Lender or Declining Lenders being so replaced shall no longer constitute a U.S. Lender (other than for purposes of Article VI, Section 14.7 and the Indemnity Agreement), and shall no longer have any obligations hereunder, other than to the Agents pursuant to Section 15.8; or

              (iii) elect to revoke and cancel the extension request in such Annual Certificate of Extension by giving notice of such revocation and cancellation to the Global Administrative Agent (which shall promptly notify the U.S. Lenders thereof) no later than the tenth day following the date by which each U.S. Lender is required, pursuant to Section 2.2(a), to approve or disapprove the requested extension of the Termination Date, and concomitantly the Aggregate Commitment.

       If the Company fails to timely provide the election notice referred to in this clause(c), the Company shall be deemed to have revoked and cancelled the extension request in the Annual Certificate of Extension and to have elected not to extend the Termination Date, and the concomitant Aggregate Commitment, with respect to the Accepting Lenders, and, on the then scheduled Termination Date, the Company shall repay in full all Obligations under the U.S. Loan Documents.

       2.3.   Global Borrowing Base.

       (a) Initial Global Borrowing Base; Scheduled Semi-Annual and Discretionary Determinations of the Global Borrowing Base; Procedures for Determination of the Global Borrowing Base. The initial Global Borrowing Base shall be $947,000,000. The Global Borrowing Base shall be redetermined upon receipt by the Global Administrative Agent, the Engineering Banks, the Australian Administrative Agent (on its own behalf and on behalf of the Australian Lenders), the Canadian Administrative Agent (on its own behalf and on behalf of the Canadian Lenders), and the U.S. Lenders of the relevant Approved Engineers' Report or Company's Engineers' Report, as the case may be, pursuant to Sections 2.3(b), (d) or (e) or 9.1(d), (e) or (f). The redeterminations of the Global Borrowing Base described in the preceding sentence shall be made as follows: The Engineering Banks shall make a determination of the Global Borrowing Base in accordance with the criteria described in clause (c) of this Section 2.3, within thirty (30) days after receipt of the Approved Engineers' Report or the Company's Engineers' Report, as the case may be. Within ten (10) days following such determination, the Global Administrative Agent shall notify the U.S. Lenders, the Australian Administrative Agent (for its own behalf and on behalf of the Australian Lenders) and the Canadian Administrative Agent (for its own behalf and on behalf of the Canadian Lenders) in writing of such determination of the amount of the proposed Global Borrowing Base. Each of the Combined Lenders shall notify the Global Administrative Agent in writing, by telex or by facsimile transmission whether it approves or disapproves of any such determination within ten (10) Business Days of its receipt of such notice from the Global Administrative Agent; provided that any of the Combined Lenders which do not so notify the Global Administrative Agent shall be deemed to have approved of such determination. Upon the approval (or deemed approval) by the Combined Required Lenders, such determination shall thereafter be the Global Borrowing Base and the Global Administrative Agent shall within five (5) days of such approval notify the Company in writing of such redetermined Global Borrowing Base. The Global Administrative Agent shall promptly notify the Company, the Australian Administrative Agent, the Canadian Administrative Agent and the Combined Lenders of any change in the Global Borrowing Base. Additionally, the Global Borrowing Base may or will be reduced from time to time as provided in Sections 2.3(d), (e) and (f) and
Section 11.3.

       (b)    Determination of Global Borrowing Base at Request of Company.
The Company may request one Global Borrowing Base determination between any regularly scheduled semi-annual redeterminations of the Global Borrowing Base by delivery to the Global Administrative Agent, which will then notify the Engineering Banks, the Australian Administrative Agent (for its own behalf and on behalf of the Australian Lenders), the Canadian Administrative Agent (for its own behalf and on behalf of the Canadian Lenders) and the U.S. Lenders, of a written request for such determination. In connection with any such determinations, the Company shall deliver to the Global Administrative Agent, which will then deliver to the Engineering Banks, the Australian Administrative Agent (for its own behalf and on behalf of the Australian Lenders), the Canadian Administrative Agent (for its own behalf and on behalf of the Canadian Lenders) and the U.S. Lenders, such reports and information concerning the Properties (which may include in the Engineering Banks' sole discretion an Approved Engineers' Report or a Company's Engineers' Report as of such date) as the Engineering Banks shall deem appropriate in its or their sole discretion. In addition, the Company may request, at its sole cost and expense, a Global Borrowing Base determination upon the payment or conversion of any Excluded Principal Debt by delivering to the Global Administrative Agent, which will then notify the Engineering Banks, the Australian Administrative Agent (for its own behalf and on behalf of the Australian Lenders), the Canadian Administrative Agent (for its own behalf and on behalf of the Canadian Lenders) and the U.S. Lenders, a written request for such determination, and such Global Borrowing Base determination shall not affect the Company's right to request and receive one Global Borrowing Base determination between semi-annual redeterminations as provided in Section 2.3(b).

       (c) Criteria for Determination of the Global Borrowing Base. Each determination by the Engineering Banks and the approval by the Combined Required Lenders of the Global Borrowing Base attributable to all the Properties owned by the Company or its Subsidiaries, including Properties owned through partnerships (but not to exceed in each case an undivided share of such Properties equal to the Company's ownership share of such partnerships), shall be made by them in the exercise of their respective sole discretion based on their then current engineering criteria and oil and gas lending criteria, all as determined using the then most recently received Approved Engineers' Report or Company's Engineers' Report, as the case may be, and, subject to the approval of the Combined Required Lenders to the extent set forth in clause (a) of this Section 2.3, shall be conclusive and binding in the absence of manifest error.

       (d) Redeterminations of Global Borrowing Base Upon Material Adverse Effect. In the event of: (i) the assertion or filing of any adverse claim, defect or encumbrance affecting or purporting to affect the title of the Company or any Subsidiary to any Property; or (ii) any blow out or other casualty affecting any Property or the production of oil and gas therefrom; or
(iii) any withholding after one hundred twenty (120) days following commencement of production by any Person of sums due the Company or any Subsidiary in respect of Hydrocarbons produced, which withholding results from an allegation or claim affecting such Person's rights to such payment; which results in a Material Adverse Effect, the Engineering Banks shall have the right in their sole discretion to reduce the Global Borrowing Base, either temporarily or permanently, by the amount included therein with respect to the interest as to which a claim, defect, encumbrance, withholding or dispute has arisen or exists or a casualty has occurred. The failure of the Engineering Banks to make any such reduction upon receipt of any notice with respect to any such claim, dispute or casualty shall not preclude their later election to so reduce the Global Borrowing Base.

       (e) Redetermination of Global Borrowing Base Upon Material Changes. In the event that (i) "material changes" occur between the dates of determination of the Global Borrowing Base (A) in oil and/or gas prices, (B) in taxes, (C) in anticipated rates or amounts of production from any Properties included in the Global Borrowing Base, (D) in the Company's or any Subsidiary's, as the case may be, title or purported title to the Properties,
(E) in operating, lease, royalty and other arrangements relating to the Properties, (F) in operating costs with respect to the Properties, or (G) in the Company's anticipated revenues as a result of the Company or any of its Subsidiaries' granting a Lien upon any of its Properties securing Indebtedness permitted by Section 11.1(f) or incurring Indebtedness permitted by Section 11.1(f) or (ii) any payment of Excluded Principal Debt not permitted pursuant to Section 11.6 is made by the Company or any of its Subsidiaries, or (iii) a Downgrade Condition has occurred and is continuing, then in any such event the Engineering Banks may, in their sole discretion, redetermine the Global Borrowing Base in accordance with the standards set forth in Section 2.3(c) prior to the receipt of either a new Approved Engineers' Report or a new Company's Engineers' Report by adjusting the Global Borrowing Base to reflect the changes which have occurred. For the purposes hereof, "material changes" shall be deemed to have occurred for purposes of this Section 2.3(e) when such changes would in the aggregate result in a material decrease in the Global Borrowing Base as determined by the Engineering Banks in their sole and absolute discretion. In the event of a redetermination of Global Borrowing Base as set forth in the preceding sentence, the Company may request, at its sole cost and expense, a subsequent Global Borrowing Base determination by delivering to the Global Administrative Agent, which will then notify the Engineering Banks, the Australian Administrative Agent (for its own behalf and on behalf of the Australian Lenders), the Canadian Administrative Agent (for its own behalf and on behalf of the Canadian Lenders) and the U.S. Lenders, a written request for such determination, and such Global Borrowing Base determination shall not affect the Company's right to request and receive one Global Borrowing Base determination between semi-annual redeterminations as provided in Section 2.3(b).

       (f) Reduction of Global Borrowing Base Upon Sales of Certain Properties. Upon consummation of the Sale of any Property or any Borrowing Base Subsidiary constituting (and designated by the Company in a notice to the Global Administrative Agent as constituting) a permitted Sale under clause
(iii) of Section 11.3, the Global Borrowing Base shall be reduced on account of such Sale by an amount equal to the proceeds of such Sale net of reasonable incidental brokerage and legal costs actually paid to third parties, net of taxes associated with such Sale payable in cash concurrently with the consummation of such Sale, and net of federal and state income taxes estimated to be due in respect of such Sale by the Company acting reasonably and in good faith, provided reserves for such taxes are established by the Company; and provided, further, that, if (i) the Company shall provide the Global Administrative Agent with the allocation between Properties and other assets owned by such Borrowing Base Subsidiary for tax purposes of the actual purchase price and proceeds from the Sale of a Borrowing Base Subsidiary and (ii) the Global Administrative Agent and the Engineering Banks reasonably determine, in their sole discretion, that such allocation is acceptable, then the proceeds of such Sale of a Borrowing Base Subsidiary shall be deemed to be the amount set forth in the allocation for tax purposes for the sale of the Properties of such Borrowing Base Subsidiary. Upon the consummation of the Sale of any Property or any Borrowing Base Subsidiary constituting a permitted Sale under clause
(iv) of Section 11.3, the Global Borrowing Base shall be reduced by an amount required under Section 11.3 on account of such Sale.

       (g) Title Warranty. Delivery to the U.S. Lenders of any Approved Engineers' Report or Company's Engineers' Report shall be deemed to be a reaffirmation as of the date of delivery of such report of the representation and warranties in Section 8.14.

       2.4.   Facility Fee; Other Fees.

       (a) Facility Fee. The Company agrees to pay to the Global Administrative Agent for the account of each U.S. Lender a facility fee for the period from (and including) the date hereof to the Termination Date, at the applicable rates per annum set forth in Schedule A based on the applicable Rating Level on such U.S. Lender's ratable portion of the Aggregate Commitment as in effect from time to time; provided, however, that a reduction in a U.S. Lender's portion of the Aggregate Commitment pursuant to Section 2.1(d) shall not reduce such U.S. Lender's ratable portion of the Aggregate Commitment for the purposes of this Section 2.4(a).

Facility fees accruing pursuant to this Section 2.4(a) shall be payable in arrears on each Payment Date hereafter and on the Termination Date. The effective date for any change in the Facility Fees accruing pursuant to this
Section 2.4(a) shall be any date on which a change in the applicable Rating Level occurs. In addition to the foregoing, the Company agrees to pay all fees accruing prior to date hereof with respect to each U.S. Lender's commitments under the March 1995 Agreement.

       (b) Agents' Fees. The Company shall pay to each Agent for its own respective account such fees in connection with this Agreement as previously have been agreed in writings between the Company and any such Agent (as such writings may hereafter be amended, supplemented, restated or otherwise modified and in effect).


                                  ARTICLE III

                    BORROWING; SELECTING RATE OPTIONS; ETC.

       3.1.   Method of Borrowing.

       (a) Revolving Loans. Not later than 2:00 p.m. (Chicago time) on each Borrowing Date for Revolving Loans, each U.S. Lender shall make available its Loan or Loans, in funds immediately available in Chicago, to the Global Administrative Agent at its address specified pursuant to Article XVIII. The Global Administrative Agent will make the funds so received from the U.S. Lenders with respect to Revolving Loans available to the Company at the Global Administrative Agent's aforesaid address.

       (b) Competitive Bid Loans. Not later than noon (Chicago time) on the Borrowing Date specified for each Competitive Bid Loan, each U.S. Lender whose Competitive Bid Quote in respect thereof the Company accepted pursuant to
Section 3.4(e) shall make available its Competitive Bid Loan, in funds immediately available in Chicago, to the Global Administrative Agent at its address specified pursuant to Article XVIII. The Global Administrative Agent will make the funds so received from the U.S. Lenders with respect to Competitive Bid Loans available to the Company at the Global Administrative Agent's aforesaid address.

       3.2. Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable interest, usury and criminal laws and, anything herein to the contrary notwithstanding, the obligations of the Company to a U.S. Lender or any Agent under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such U.S. Lender or Agent limiting rates of interest which may be charged or collected by such U.S. Lender or Agent. Accordingly, if the transactions contemplated hereby would be illegal, unenforceable, usurious or criminal under laws applicable to a U.S. Lender or Agent (including the laws of any jurisdiction whose laws may be mandatorily applicable to such U.S. Lender or Agent notwithstanding anything to the contrary in this Agreement or any other U.S. Loan Document but subject to Section 3.8 hereof) then, in that event, notwithstanding anything to the contrary in this Agreement or any other U.S. Loan Document, it is agreed as follows:

              (a) the provisions of this Section 3.2 shall govern and control;

              (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such U.S. Lender or Agent shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to each U.S. Lender and the Agent herein called the "Highest Lawful Rate"), and any excess shall be cancelled automatically and if theretofore paid shall be credited to the Company by such U.S. Lender or Agent (or, if such consideration shall have been paid in full, such excess refunded to the Company);

              (c) all sums paid, or agreed to be paid, to such U.S. Lender or Agent for the use, forbearance and detention of the indebtedness of the Company to such U.S. Lender or Agent hereunder or under any U.S. Loan Document shall, to the extent permitted by laws applicable to such U.S. Lender or Agent, as the case may be, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

              (d)    if at any time the interest provided pursuant to this
       Section 3.2 or any other clause of this Agreement or any other U.S. Loan Document, together with any other fees or compensation payable pursuant to this Agreement or any other U.S. Loan Document and deemed interest under laws applicable to such U.S. Lender or Agent, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees or compensation to accrue to such U.S. Lender or Agent pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement or any other U.S. Loan Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such U.S. Lender or Agent pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement or such other U.S. Loan Document, as the case may be, and such fees or compensation deemed to be interest equals the amount of interest which would have accrued to such U.S. Lender or Agent if a varying rate per annum equal to the interest provided pursuant to any other relevant Section hereof (other than this Section 3.2), as applicable, had at all times been in effect, plus the amount of fees which would have been received but for the effect of this
       Section 3.2; and

              (e) with the intent that the rate of interest herein shall at all times be lawful, and if the receipt of any funds owing hereunder or under any other agreement related hereto (including any of the other U.S. Loan Documents) by such U.S. Lender or Agent would cause such U.S. Lender to charge the Company a criminal rate of interest, the U.S. Lenders and the Agents agree that they will not require the payment or receipt thereof or a portion thereof which would cause a criminal rate of interest to be charged by such U.S. Lender or Agent, as applicable, and if received such affected U.S. Lender or Agent will return such funds to the Company so that the rate of interest paid by the Company shall not exceed a criminal rate of interest from the date this Agreement was entered into.

       3.3. Method of Selecting Rate Options and Interest Periods for Revolving Loans. The Company shall select the Rate Option and Interest Period applicable to each Revolving Advance from time to time. The Company shall give the Global Administrative Agent irrevocable notice (a "Borrowing Notice") not later than (a) noon (Chicago time) on the Borrowing Date of each Floating Rate Revolving Advance, and (b) noon (Chicago time) at least three (3) Business Days before the Borrowing Date for each Eurodollar Revolving Advance, specifying:

              (i) that the Borrowing Notice is delivered under this Agreement,

              (ii) the Borrowing Date, which shall be a Business Day, of such Revolving Advance,

              (iii)  the aggregate amount of such Revolving Advance,

              (iv)   the Rate Option selected for such Revolving Advance, and

              (v) in the case of each Eurodollar Revolving Advance, the Interest Period applicable thereto.

Each Eurodollar Revolving Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined from time to time as applicable to such Eurodollar Revolving Advance. The Company shall select Interest Periods with respect to Eurodollar Revolving Advances so that it is not necessary to pay a Eurodollar Revolving Advance prior to the last day of the applicable Interest Period in order to make the mandatory repayment on the Termination Date.

       3.4.   Competitive Bid Loans.

       (a) Competitive Bid Quote Request. When the Company wishes to request offers to make Competitive Bid Loans under this Agreement, it shall transmit to the Global Administrative Agent by telex or telecopy a Competitive Bid Quote Request substantially in the form of Exhibit E hereto so as to be received no later than (i) 11:00 a.m. (Chicago time) at least four (4) Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (ii) 9:00 a.m. (Chicago time) at least one (1) Business Day prior to the Borrowing Date proposed therein, in the case of a Floating Rate Auction specifying:

              (i) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

              (ii)   the aggregate principal amount of such Competitive Bid
       Advance;

              (iii) whether the Competitive Bid Quotes requested are to set forth a Eurodollar Bid Rate or a Floating Bid Rate, or both;

              (iv) in the case of each Floating Rate Auction, the maturity date (relative to each Competitive Bid Loan, its "Stated Maturity Date") for the proposed Competitive Bid Advance (which Stated Maturity Date may not be earlier than the date occurring seven (7) days after the proposed Borrowing Date of such Competitive Bid Advance or later than the earlier of (x) the date occurring 185 days after the proposed Borrowing Date of such Competitive Bid Advance and (y) the Termination Date); and

              (v) in the case of each Eurodollar Bid Rate Advance, the Interest Period applicable thereto (which may not end after the Termination Date); provided that the final day of the Interest Period applicable to each Eurodollar Bid Rate Loan shall be the Stated Maturity Date thereof.

       The Company may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within 5 Business Days (or such other number of days as the Company and the Global Administrative Agent may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit E hereto shall be rejected, and the Global Administrative Agent shall promptly notify the Company of such rejection by telex or telecopy.

       (b) Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 3.4(a), the Global Administrative Agent shall send to each of the U.S. Lenders by telex or telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit H hereto, which shall constitute an invitation by the Company to each U.S. Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 3.4; provided that the Global Administrative Agent shall not be required to send an Invitation for Competitive Bid Quotes to any U.S. Lender that has failed to submit a Competitive Bid Quote after each of the last three Invitations for Competitive Bid Quotes sent to such U.S. Lender unless the Company or such U.S. Lender has given notice to the Global Administrative Agent specifically referring to such Invitation for Competitive Bid Quotes and requesting that this proviso not apply to such Invitation for Competitive Bid Quotes, in which case this proviso automatically shall not apply to such Invitation for Competitive Bid Quotes.

       (c)    Submission and Contents of Competitive Bid Quotes.

       (i) Each U.S. Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 3.4(c) and must be submitted to the Global Administrative Agent by telex or telecopy at its offices specified pursuant to Article XVIII not later than (A) 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction, or (B) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a Floating Rate Auction (or, in either case upon reasonable prior notice to the U.S. Lenders, such other time and date as the Company and the Global Administrative Agent may agree); provided that Competitive Bid Quotes submitted by First Chicago may only be submitted if the Global Administrative Agent or First Chicago notifies the Company of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other U.S. Lenders. Subject to Articles VII and XII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Global Administrative Agent given on the instructions of the Company.

       (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit K hereto and shall in any case specify:

              (A) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

              (B) the Stated Maturity Date and the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting U.S. Lender, (2) must be at least $5,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

              (C) the Competitive Bid Margin offered for each such Competitive Bid Loan;

              (D) the minimum amount, if any, of the Competitive Bid Loan which may be accepted by the Company; and

              (E)    the identity of the quoting U.S. Lender.

       (iii) The Global Administrative Agent shall reject any Competitive Bid Quote that:

              (A) is not substantially in the form of Exhibit K hereto or does not specify all of the information required by Section 3.4(c)(ii);

              (B) contains qualifying, conditional or similar language, other than any such language contained in Exhibit K hereto;

              (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

              (D)    arrives after the time set forth in Section 3.4(c)(i).

       If any Competitive Bid Quote shall be rejected pursuant to this Section 3.4(c)(iii), then the Global Administrative Agent shall notify the relevant U.S. Lender of such rejection as soon as practical.

       (d) Notice to Company. The Global Administrative Agent shall promptly notify the Company of the terms (i) of each Competitive Bid Quote submitted by a U.S. Lender that is in accordance with Section 3.4(c) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such U.S. Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Global Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Global Administrative Agent's notice to the Company shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period or Stated Maturity Date specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Floating Bid Rates, as the case may be, so offered.

       (e) Acceptance and Notice by Company. Not later than (i) noon (Chicago time) at least three (3) Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a Floating Rate Auction (or, in either case upon reasonable prior notice to the U.S. Lenders, such other time and date as the Company and the Global Administrative Agent may agree), the Company shall notify the Global Administrative Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 3.4(d); provided, however, that the failure by the Company to give such notice to the Global Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount and the Interest Period and Stated Maturity Date of each offer that is accepted. The Company may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 3.4(c)(ii)(D)); provided that:

              (i) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

              (ii) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Floating Bid Rates, as the case may be; and

              (iii)  the Company may not accept any offer that is described in
       Section 3.4(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

       (f) Allocation by Global Administrative Agent. If offers are made by two or more U.S. Lenders with the same Eurodollar Bid Rates or Floating Bid Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Global Administrative Agent among such U.S. Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Global Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no U.S. Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such U.S. Lender has indicated that it is willing to accept. Allocations by the Global Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Global Administrative Agent shall promptly, but in any event on the same Business Day, notify each U.S. Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating U.S. Lender.

       3.5. Minimum Amount of Each Advance. Each requested Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that any Floating Bid Rate Advance and any Floating Rate Revolving Advance may be in the amount of the difference between
(i) the Global Borrowing Base minus (ii) the aggregate principal amount of Borrowing Base Debt.

       3.6. Continuation and Conversion Elections. By providing a Continuation/Conversion Notice to the Global Administrative Agent on or before noon (Chicago time), in the case of a Eurodollar Revolving Loan, or 10:00 a.m. (Chicago time), in the case of a Floating Rate Revolving Loan, on a Business Day, the Company may from time to time irrevocably elect, on, in the case of a Eurodollar Revolving Loan, not less than three nor more than five, and in the case of a Floating Rate Revolving Loan not less than one or more than three, Business Days' notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 or the remaining balance of any Revolving Loans be, in the case of Floating Rate Revolving Loans converted into Eurodollar Revolving Loans or, in the case of Eurodollar Revolving Loans converted into Floating Rate Revolving Loans or continued as Eurodollar Revolving Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Revolving Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Revolving Loan shall, on such last day, automatically convert to a Floating Rate Revolving Loan); provided, however, that no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, a Eurodollar Advance when any Default has occurred and is continuing.

       3.7. Telephonic Notices. The Company hereby authorizes the U.S. Lenders and the Global Administrative Agent to extend Advances, effect Rate Option selections and submit Competitive Bid Quotes based on telephonic notices made by any Person or Persons the Global Administrative Agent or any U.S. Lender in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Global Administrative Agent a written confirmation of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Global Administrative Agent and the U.S. Lenders, the records of the Global Administrative Agent and the U.S. Lenders shall govern absent manifest error.

       3.8. Rate after Maturity. Except as provided in the next sentence, any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Alternate Base Rate plus 2%. In the case of a Eurodollar Advance the maturity of which is accelerated, such Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period, at the higher of (i) the rate (including the Eurodollar Spread or the Competitive Bid Margin, as applicable) otherwise applicable to such Interest Period plus 2% per annum or (ii) the Alternate Base Rate plus 2% per annum.

       3.9.   Interest Payment Dates; Determination of Interest and Fees.

       (a)    Interest Payment Dates.

              (i) Interest accrued and unpaid on each Floating Rate Revolving Advance shall be payable on each Payment Date and on any date on which such Floating Rate Revolving Advance is paid or prepaid, whether due to acceleration or otherwise. Interest accrued on each Eurodollar Revolving Advance shall be payable on the last day of its applicable Interest Period and on any date on which such Eurodollar Revolving Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on each Eurodollar Revolving Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period.

              (ii) Interest on the outstanding principal amount of Competitive Bid Loans shall be payable on the Stated Maturity Date for each such Competitive Bid Loan; provided, however, that in the case of a Eurodollar Bid Rate Advance having an Interest Period longer than three
       (3) months, interest accrued on such Eurodollar Bid Rate Advance shall also be payable on the last day of each three-month interval during such Interest Period.

Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of, or interest on, an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day (except as provided in the definition of Interest Period) and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

       (b) Determination of Interest and Fees. Interest on any Advance or portion thereof bearing interest at the Alternate Base Rate or the Floating Bid Rate and facility fees shall be calculated for actual days elapsed on the basis of a 365- or, if applicable, 366-day year, and all other interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Any change in the Eurodollar Spread attributable to a change in the Debt/Capitalization Ratio, if any, shall be effective on the forty-fifth (45th) day following the end of the calendar quarter in which occurred a change in Debt/Capitalization Ratio. Any change in the Eurodollar Spread attributable to a change in the Company's applicable Rating Level, if any, shall be effective on the same day as such change in the Company's applicable Rating Level.

       3.10. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Global Administrative Agent will notify each U.S. Lender of the contents of each commitment reduction notice (pursuant to Section 4.5), Borrowing Notice, Continuation/Conversion Notice, Competitive Bid Quote Request and repayment notice received by it hereunder. The Global Administrative Agent will notify each U.S. Lender of the Eurodollar Rate applicable to each Eurodollar Advance promptly upon determination of such Eurodollar Rate and will give each U.S. Lender prompt notice of each change in the Alternate Base Rate. Each Reference Lender agrees to furnish timely information for the purpose of determining the Eurodollar Rate.

       3.11. Non-Receipt of Funds by the Global Administrative Agent. Unless the Company or a U.S. Lender, as the case may be, notifies the Global Administrative Agent prior to the date on which it is scheduled to make payment to the Global Administrative Agent of (i) in the case of a U.S. Lender, the proceeds of a Loan or (ii) in the case of the Company, a payment of principal, interest, fees or other amounts to the Global Administrative Agent for the account of the U.S. Lenders or any Agent, that it does not intend to make such payment, the Global Administrative Agent may assume that such payment has been made. The Global Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such U.S. Lender or the Company, as the case may be, has not in fact made such payment to the Global Administrative Agent, the recipient of such payment shall, on demand by the Global Administrative Agent, repay to the Global Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Global Administrative Agent until the date the Global Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a U.S. Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan or, in the case of payments in respect of interest, fees or other amounts, at a rate equal to the Alternate Base Rate.


                                   ARTICLE IV

              MANDATORY PAYMENTS; REDUCTIONS OF COMMITMENTS; ETC.

       4.1.   Mandatory Prepayments.

       (a) Mandatory Prepayments. To the extent that other payments have not been made to remedy the conditions described below, the Company shall:

       (i) if a Debt Limit Excession has occurred and is continuing, within 120 days, unless otherwise provided below, and prior to any payment (other than any scheduled payment) of any other Borrowing Base Debt make a mandatory prepayment on the Loans in an amount equal to the amount necessary to eliminate any such Debt Limit Excession together with all interest accrued on the amount of such prepayment to the date thereof;

       (ii) in the event that the issuance, assumption or creation of Borrowing Base Debt on any day which would cause a Debt Limit Excession effective as of 5:00 pm. (Central time) on such day, immediately, and in any event before 5:00 p.m. (Central time), on such day make a mandatory prepayment on the Loans in an amount equal to the lesser of (x) the amount which would be necessary to eliminate such a Debt Limit Excession or (y) the aggregate principal amount of such Borrowing Base Debt issued, assumed or created on such day; and

       (iii) upon the consummation of any Sale of any Property or any Borrowing Base Subsidiary constituting (and designated by the Company in a notice to the Global Administrative Agent as constituting) a permitted Sale under clause (iii) or (iv) of
              Section 11.3 which results in a Debt Limit Excession, promptly, and in any event within three (3) Business Days thereof, make a mandatory prepayment on the Loans in the amount necessary to eliminate such Debt Limit Excession.

Notwithstanding that the Company shall have the period in which to make any mandatory prepayment specified in this Section 4.1(a), (i) the Company shall not be entitled to borrow Loans during such period except as provided under
Section 2.1(b) and (ii) the Company shall make all other prepayments and payments required under or in connection with this Agreement; provided, that for purposes of the foregoing provisions of this sentence the continuation of any Floating Rate Loan or any Eurodollar Loan or the conversion of an outstanding Eurodollar Loan into a Floating Rate Loan or, except if a Commercial Paper Backup Exclusion Event has occurred and is continuing, the borrowing of a Loan which is used exclusively to repay Commercial Paper Obligations during such period shall not be deemed to be the borrowing of a Loan; provided, however, that in the case of a continuation of a Eurodollar Loan during a continuing Debt Limit Excession, such continuation shall only be permitted for a period ending on or prior to the date provided in this Section by which the Company is required to make a mandatory prepayment because of a Debt Limit Excession.

       (b) Application of Mandatory Prepayments. Each mandatory prepayment made under this Section 4.1 shall be applied (i) first, ratably among the U.S. Lenders with respect to any principal and interest due in connection with Revolving Loans, (ii) second, after all amounts described in clause (i) have been satisfied, ratably among those U.S. Lenders for whom any payment of principal and interest is due in connection with any Competitive Bid Loans and
(iii) third, after all amounts described in clauses (i) and (ii) have been satisfied, ratably to any other Obligations then due.

       4.2. Voluntary Prepayments. The Company may from time to time, at its option, prepay outstanding Advances, upon three (3) Business Days' prior notice to the Global Administrative Agent in the case of a Eurodollar Advance, or upon one (1) Business Day's prior notice to the Global Administrative Agent in the case of a Floating Rate Advance; provided that each such prepayment shall be in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof without penalty or premium, except that if such prepayment of a Eurodollar Loan occurs prior to a last day of any applicable Interest Period, the Company shall also pay the amount specified in Section 6.3 at the time of such prepayment. Such prepayments shall be applied, at the Company's option, against outstanding Revolving Loans and Competitive Bid Loans and against installments or amounts due on account thereof in such order of application as the Company shall direct; provided, that if the Company fails to direct an order of application at or prior to the time of such notice of prepayment, then such prepayments shall be applied (i) first, ratably among the U.S. Lenders with respect to any principal and interest due in connection with Revolving Loans, (ii) second, after all amounts described in clause (i) have been satisfied, ratably among those U.S. Lenders for whom any payment of principal and interest is due in connection with any Competitive Bid Loans and (iii) third, after all amounts described in clauses (i) and (ii) have been satisfied, ratably to any other Obligations then due; provided, further, that if, at the time of any such prepayment, any Default shall have occurred and shall be continuing, then the holders of the Obligations shall share such prepayment on a pro rata basis, based on the respective amount of Obligations owing to each such holder (whether or not matured and currently payable and whether consisting of principal, accrued interest, fees, expenses, indemnities or other types of Obligations) as of the date of occurrence of such Default.

       4.3. Method of Payment. All payments of principal, interest, and fees hereunder shall be made by noon (Chicago time) on the date when due in immediately available funds to the Global Administrative Agent at the Global Administrative Agent's address specified pursuant to Article XVIII, or at any other single Lending Installation of the Global Administrative Agent specified not less than five (5) days prior to the date when due in writing by the Global Administrative Agent to the Company and shall be applied (i) first, ratably among the U.S. Lenders with respect to any principal and interest due in connection with Revolving Loans, (ii) second, after all amounts described in clause (i) have been satisfied, ratably among those U.S. Lenders for whom any payment of principal and interest is due in connection with any Competitive Bid Loans and (iii) third, after all amounts described in clauses (i) and (ii) have been satisfied, ratably to any other Obligations then due; provided, however, that, if, at the time of any such payment, any Default shall have occurred and shall be continuing, then the holders of the Obligations shall share such payment on a pro rata basis, based on the respective amount of Obligations owing to each such holder (whether or not matured and currently payable and whether consisting of principal, accrued interest, fees, expenses, indemnities or other types of Obligations) as of the date of occurrence of such Default.
As between the Company and any U.S. Lender, the timely receipt of any payment by the Global Administrative Agent from the Company for the account of such U.S. Lender shall constitute receipt by such U.S. Lender. Each payment delivered to the Global Administrative Agent for the account of any U.S. Lender shall be delivered promptly by the Global Administrative Agent to such U.S. Lender in the same type of funds which the

Global Administrative Agent received at its address specified pursuant to
Article XVIII or at any Lending Installation specified in a notice received by the Global Administrative Agent from such U.S. Lender. Each of the Company and the Global Administrative Agent shall be deemed to have complied with this
Section 4.4 with respect to any payment if it shall have initiated a wire transfer to the appropriate recipient thereof and furnished such recipient with the identifying number of such wire transfer.

       4.4. Notes. Each U.S. Lender is hereby authorized to record the principal amount of each of its Loans and each repayment thereof, on the schedule attached to each of its Notes, provided, however, that the failure to so record shall not affect the Company's obligations under any such Note.

       4.5. Voluntary Reductions of Commitments. The Company may permanently reduce the Aggregate Commitment in whole, or in part, ratably among the U.S. Lenders, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof; provided, however, that the amount of the Aggregate Commitment may not be reduced to an amount which would cause it to be less than the outstanding principal amount of the Loans; and provided, further, that, during the existence of either the Australian Credit Agreement or the Canadian Credit Agreement, the amount of the Aggregate Commitment may not be reduced to an amount less than $500,000,000. All accrued facility fees shall be payable on the effective date of any such reduction or termination of the Aggregate Commitment.

       4.6. Voluntary and Mandatory Prepayments. Any prepayments of principal of the Loans, whether voluntary or mandatory, shall include accrued interest to, but not including, the date of the prepayment on the principal amount being prepaid.

                                   ARTICLE V

                            [Intentionally Omitted.]


                                   ARTICLE VI

                         CHANGE IN CIRCUMSTANCES; TAXES

       6.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any reasonable interpretation thereof, or compliance of any U.S. Lender with such,

              (a) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any U.S. Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

              (b) imposes any other condition the result of which is to increase the cost to any U.S. Lender or any applicable Lending Installation of making, funding or maintaining Loans or reduces any amount receivable by any U.S. Lender or any applicable Lending Installation in connection with Loans, or requires any U.S. Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest received, by an amount reasonably deemed material by such U.S. Lender, then, within 15 days of demand by such U.S. Lender, the Company shall pay such U.S. Lender that portion of such increased expense incurred or reduction in an amount received which such U.S. Lender reasonably determines is attributable to making, funding and maintaining its Loans and its Commitment.

       6.2. Availability of Rate Options. If any U.S. Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (i) the Global Administrative Agent shall suspend the availability of the Eurodollar Rate with respect to such U.S. Lender until such time as such situation is no longer the case, (ii) any Eurodollar Loans from such U.S. Lender then outstanding shall bear interest at the Alternate Base Rate for the remainder of the Interest Period applicable to such Loan and (iii) until such time as such situation is no longer the case, any Eurodollar Advance made thereafter shall consist of a Floating Rate Loan made by such U.S. Lender(s) and Eurodollar Loans made by each other U.S. Lender. If the Required Lenders reasonably determine that deposits of a type or maturity appropriate to match fund Eurodollar Advances are not available, the Global Administrative Agent shall suspend the availability of the Eurodollar Rate with respect to any Eurodollar Advances made after the date of any such determination until such time as such situation is no longer the case. If the Required Lenders determine that the Eurodollar Rate does not accurately reflect the cost of making a Eurodollar Advance at such Eurodollar Rate, then, if for any reason whatsoever the provisions of Section 6.1 are inapplicable, the Global Administrative Agent shall suspend the availability of the Eurodollar Rate with respect to any Eurodollar Advances made on or after the date of any such determination until such time as such situation is no longer the case and shall require any outstanding Eurodollar Advances to be repaid.

       6.3. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, conversion or otherwise (except pursuant to Section 6.2), or a Eurodollar Advance is not made on the date specified by the Company for any reason other than default by the U.S. Lenders, the Company will indemnify each U.S. Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance (net of any cost or expense, unless Section 6.1, 6.5 or 6.6 is applicable thereto, which the U.S. Lender would have incurred with respect to such Eurodollar Advance had such prepayment or failure to fund not occurred).

       6.4. Lending Installations. Each U.S. Lender may book its Loans at any Lending Installation selected by such U.S. Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each U.S. Lender for the benefit of such Lending Installation. Each U.S. Lender may, by written or telex or facsimile notice to the Global Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made. To the extent reasonably possible, each U.S. Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Company to such U.S. Lender under Sections 6.1, 6.5 and
6.6 or to avoid the unavailability of a Rate Option under Section 6.2, so long as such designation is not disadvantageous to such U.S. Lender in the sole opinion of such U.S. Lender.

       6.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any U.S. Lender or any Person controlling such U.S. Lender, and such U.S. Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such U.S. Lender is reduced to a level below that which such U.S. Lender, or such controlling Person, as the case may be, could have achieved but for the occurrence of any such circumstance (taking into account such Person's policies as to capital adequacy), then, in any such case upon notice from time to time by such U.S. Lender to the Company, the Company shall immediately pay directly to such U.S. Lender additional amounts sufficient to compensate such U.S. Lender or such controlling Person for such reduction in rate of return. A statement of such U.S. Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company. In determining such amount, such U.S. Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

       6.6. Taxes. All payments by the Company or any Guarantor of principal of, and interest on, the Loans and all other amounts payable hereunder and in connection herewith shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Agent's or any U.S. Lender's, as applicable, net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Company or any Guarantor hereunder or under any U.S. Loan Document is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will

              (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

              (b) promptly forward to the Global Administrative Agent an official receipt or other documentation satisfactory to the Global Administrative Agent or the relevant Agent or U.S. Lender evidencing such payment to such authority; and

              (c) pay to the Global Administrative Agent for the account of the Agents and the U.S. Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Agent and U.S. Lender will equal the full amount such Agent or U.S. Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Agent or any U.S. Lender, with respect to any payment received by it hereunder or in connection herewith, the relevant Agent or U.S. Lender may pay such Taxes and the Company will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

       If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Global Administrative Agent, for the account of the respective Agents and U.S. Lenders, the required receipts or other required documentary evidence, the Company shall indemnify the Agents and the U.S. Lenders for any incremental Taxes, interest or penalties that may become payable by any Agent or U.S. Lender as a result of any such failure. For purposes of this Section 6.6, a distribution hereunder by the Global Administrative Agent or any other Agent or any U.S. Lender to or for the account of any Agent or U.S. Lender shall be deemed a payment by the Company.

       Notwithstanding the foregoing, if any Agent or any U.S. Lender not incorporated or organized under the laws of the United States of America, or a state thereof, fails to timely deliver the forms required to be delivered pursuant to Section 6.8 in a situation in which timely delivery of such forms would eliminate some or all requirements for withholding of United States federal income taxes by the Company or any Guarantor in connection with payments under this Agreement or the other U.S. Loan Documents, then the Company shall not be required to pay or reimburse to the U.S. Lender or Agent any amount in respect of such Taxes withheld that would not have been required to be withheld if such U.S. Lender or Agent had timely delivered such forms.

       6.7. U.S. Lender Statements; Survival of Indemnity; Substitution of U.S. Lenders; Limitation on Claims by U.S. Lenders. Each Agent and U.S. Lender shall deliver to the Company and the Global Administrative Agent a written statement of such Agent or U.S. Lender, as the case may be, as to the amount due, if any, under Sections 6.1, 6.3, 6.5 or 6.6. Such written statement shall set forth in reasonable detail the calculations upon which such Agent or U.S. Lender, as the case may be, determined such amount and shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each U.S. Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Company of the written statement.
The obligations of the Company under Sections 6.1, 6.3, 6.5 and 6.6 shall survive payment of the Obligations and termination of this Agreement. In the event that any U.S. Lender shall deliver to the Company and the Global Administrative Agent a written statement as to an amount due under Section 6.1, 6.3, 6.5 or 6.6, the Company may, at its sole expense and effort, require such U.S. Lender to transfer and assign (in accordance with Section 17.3), without recourse, all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another U.S. Lender, if a U.S. Lender accepts such assignment); provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority, (ii) the Company shall have received a written consent of the Global Administrative Agent and the Arrangers in the case of an entity that is not a U.S. Lender, which consent shall not be unreasonably withheld, (iii) the Company or such assignee shall have paid to the assigning U.S. Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder and the fee payable to the Global Administrative Agent pursuant to
Section 17.3(b) and (iv) that nothing in the foregoing is intended or shall be construed as obligating any U.S. Lender to locate such an assignee. The Company shall not be required to pay to any U.S. Lender any amount under
Section 6.1, 6.3, 6.5, or 6.6 in respect of any time or period more than twelve months prior to the time such U.S. Lender notifies or bills the Company of or for such amount.

       6.8. Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder (but in no event prior to the Global Effective Date) for the account of any U.S. Lender or any Agent, each U.S. Lender or Agent that is not incorporated or organized under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Company and the Global Administrative Agent two
(2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such U.S. Lender or Agent, as the case may be, is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each U.S. Lender or Agent which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Global Administrative Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one (1) calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Global Administrative Agent, in each case certifying that such U.S. Lender or Agent, as the case may be, is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such U.S. Lender or Agent from duly completing and delivering any such form with respect to it and such U.S. Lender or Agent, as the case may be, advises the Company and the Global Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

       6.9.   Currency Conversion and Currency Indemnity.

       (a) Payments in Agreed Currency. The Company or any Guarantor shall make payment relative to any Obligation in the currency (the "Agreed Currency") in which the Obligation was effected. If any payment is received on account of any Obligation in any currency (the "Other Currency") other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of the Company or any Guarantor or otherwise howsoever), such payment shall constitute a discharge of the liability of the Company or such Guarantor hereunder and under the other U.S. Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant U.S. Lender or Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

       (b) Conversion of Agreed Currency into Judgment Currency. If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "Judgment Currency") any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the Business Day next preceding the day on which judgment is given and in any event the Company or a Guarantor shall be obligated to pay the Agents and the U.S. Lenders any deficiency in accordance with Section 6.9(a). For the foregoing purposes "rate of exchange" means the rate at which the relevant U.S. Lender or

Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

       (c) Circumstances Giving Rise to Indemnity. If (i) any U.S. Lender or the Agent receives any payment or payments on account of the liability of the Company or any Guarantor hereunder pursuant to any judgment or order in any Other Currency, and (ii) the amount of the Agreed Currency which the relevant U.S. Lender or Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such obligations immediately prior to such judgment or order, then the Company or the Guarantor on demand shall, and the Company or the Guarantor hereby agree to, indemnify and save the U.S. Lenders and the Agents harmless from and against any loss, cost or expense arising out of or in connection with such deficiency.

       (d) Indemnity Separate Obligation. The agreement of indemnity provided for in Section 6.9(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the U.S. Lenders or Agents or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

       7.1. Conditions of Effectiveness. The effectiveness of this Agreement and the obligation of each U.S. Lender to make Loans hereunder, are subject to the conditions precedent that the following documents have been furnished to the Global Administrative Agent, each in form and substance satisfactory to each of the Global Administrative Agent and the Arrangers, and each (except for the Notes, of which only one original of each type shall be signed for each U.S. Lender) in sufficient number of duly executed signed counterparts (or photocopies thereof) to provide one for the Global Administrative Agent, the Arrangers and each U.S. Lender:

              (i) Copies of the Articles of Incorporation of each of the Company and MW Petroleum, together with all amendments, and certificates of good standing, all of the foregoing certified by the appropriate governmental officer in their respective jurisdiction of incorporation and, in the case of certificates of good standing, in each jurisdiction in which its business is conducted.

              (ii) Copies, certified by the Secretary or Assistant Secretary of each of the Company and MW Petroleum, of their respective by-laws and of their respective Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Global Administrative Agent) authorizing the execution, delivery and performance of the U.S. Loan Documents.

              (iii) Incumbency certificates, executed by the Secretary or Assistant Secretary of each of the Company and MW Petroleum, which shall identify by name and title and bear the signature of the officers of the Company and MW Petroleum, respectively, authorized to sign the U.S. Loan Documents and, in the case of the Company, to make borrowings hereunder, upon which certificate the Agents and the U.S. Lenders shall be entitled to rely until informed of any change in writing by the Company or MW Petroleum, respectively.

              (iv) Written opinions of the Company's and MW Petroleum's counsel acceptable to each of the Agents and the Arrangers, addressed to the Agents and the U.S. Lenders, in substantially the form of Exhibit B hereto, with such modifications, additions, alterations, exceptions, assumptions and provisions as shall be acceptable to each of the Arrangers.

              (v)    The Notes payable to the order of each of the U.S.
       Lenders.

              (vi) A certificate of an Authorized Officer of the Company, satisfactory to each of the Agents and the Arrangers, regarding insurance maintained by the Company.

              (vii)  The Acknowledgment to Guaranty of MW Petroleum.

              (viii) The opinion of Mayer, Brown & Platt, special counsel to the Global Administrative Agent and the Arrangers, addressed to the Agents and the Canadian Lenders, substantially in the form of Exhibit G hereto.

              (ix)   The Global Effectiveness Notice.

              (x) A certificate, signed by an Authorized Officer of the Company, stating that on the Global Effective Date no Default or Unmatured Default has occurred and is continuing and no Downgrade Condition has occurred and is continuing.

              (xi) Copies of the executed Australian Credit Agreement and the other Australian Loan Documents, the executed Canadian Credit Agreement and the other Canadian Loan Documents, the executed Intercreditor Agreement and executed Indemnity Agreements.

              (xii) Such other instruments and documents as any of the Arrangers or the Agents or their counsel may have reasonably requested.

       The effectiveness of this Agreement and the obligation of each U.S. Lender to make Loans hereunder, are further conditioned upon satisfaction of the following on or prior to the Global Effective Date:

              (a) the Agents shall have received the fees to be received as set forth in Section 2.4(b).

              (b) Upon the effectiveness of this Agreement, all then outstanding 1995 Loans shall be renewed, restated, extended and converted into (but shall not be deemed to be repaid) Revolving Loans under this Agreement; provided, however, that from and including the Global Effective Date, the Eurodollar Spread applicable with respect to such renewed, restated, extended and converted 1995 Loans shall be determined pursuant to this Agreement, and provided further that in no event shall the converted commitments of a Lender under the March 1995 Agreement exceed such Lender's Commitment hereunder or shall converted outstanding 1995 Loans exceed the Aggregate Commitment of the Lenders under this Agreement. The U.S. Lenders and the Agents hereby consent to such repayments, renewals, restatements, extensions and conversions.

       7.2. Each Advance. The U.S. Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

              (a)    There exists no Default or Unmatured Default.

              (b) There exists no Debt Limit Excession and the Company represents and warrants to the Global Administrative Agent that, immediately before and after such Advance, there exists no Debt Limit Excession other than a Debt Limit Excession permitted pursuant to the first proviso to Section 2.1(b).

              (c) The representations and warranties contained in Article VIII, including in Sections 8.3 and 8.7, or contained in any other U.S. Loan Document are true and correct as of such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement.

              (d) All legal requirements arising under or in connection with the U.S. Loan Documents or applicable laws, rules or regulations and incident to the making of such Advance shall be satisfactory to the Agents and the Arrangers and their respective counsel.

              (e) No event, occurrence, action, inaction or other item shall have occurred which results in a Material Adverse Effect.

provided, however, notwithstanding the foregoing, except if a Commercial Paper Backup Exclusion Event has occurred and is continuing, the Lenders shall be required to make any Advance used exclusively to repay Commercial Paper Obligations.

       Each Borrowing Notice, Competitive Bid Borrowing Notice and Continuation/Conversion Notice with respect to each Advance shall constitute a representation and warranty by the Company that the conditions contained in Sections 7.2(a), (b), (c) and (d) have been satisfied and, that after giving effect to such Advance and the assignment or application of the proceeds thereof, the sum of the aggregate outstanding principal amount of all Borrowing Base Debt will not exceed the Global Borrowing Base except as permitted in
Section 2.1(b).


                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

       The Company represents and warrants to the U.S. Lenders and the Agents that:

       8.1. Corporate Existence and Standing. The Company is a corporation, and each Subsidiary is a corporation or other legal entity, in either case duly incorporated or otherwise properly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority, permits and approvals, and is in good standing to conduct its business in each jurisdiction in which its business is conducted.

       8.2. Authorization and Validity. The Company and each Subsidiary has the corporate or partnership power and authority and legal right to execute and deliver the U.S. Loan Documents and to perform its respective obligations thereunder. The execution and delivery by the Company and each Subsidiary of the U.S. Loan Documents to which it is a party and the performance of the Company's and such Subsidiary's obligations thereunder have been duly authorized by proper corporate or partnership proceedings, and the U.S. Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of the Company and each Subsidiary party thereto, in each case enforceable against the Company and such Subsidiary in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

       8.3. No Conflict; Government Consent. Neither the execution and delivery by the Company and each Subsidiary of the U.S. Loan Documents nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary or the Company's or any Subsidiary's articles of incorporation or by-laws or partnership agreement or the provisions of any indenture, instrument or agreement to which the Company or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on all or any part of the property of the Company or any Subsidiary. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the U.S. Loan Documents.

       8.4. Financial Statements. The consolidated financial statements of the Company dated December 31, 1995 heretofore delivered to the U.S. Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition of the Company and the Subsidiaries at such date and the consolidated results of their operations for the period then ended.

       8.5. Material Adverse Change. Since December 31, 1995, there has been no change in the business, assets, properties, operations, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries or MW Petroleum and its Subsidiaries or any legal or regulatory development which results in a Material Adverse Effect.

       8.6. Taxes. The Company and the Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Company and the Subsidiaries (other than MW Petroleum and MWJR) have been audited by the Internal Revenue Service or, if no audit was performed, the statute of limitations permitting such an audit has run, through the fiscal year ended December 31, 1990. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

       8.7. Litigation and Guaranteed Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any Subsidiary which results in a Material Adverse Effect. The Company and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 8.4.

       8.8. Subsidiaries. Schedule 8.8 hereto contains an accurate list of all of the presently existing Subsidiaries, including, without limitation, Borrowing Base Subsidiaries, of the Company as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock or, the revenue share attributable to the general and limited partnership interests, as the case may be, owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries which are corporations have been duly authorized and issued and are fully paid and non-assessable.

       8.9. ERISA. The Unfunded Liabilities of all Plans do not in the aggregate exceed $10,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Company nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

       8.10. Accuracy of Information. No information, exhibit or report furnished by the Company or any Subsidiary to any Agent or to any U.S. Lender in connection with the negotiation of, or compliance with, the U.S. Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

       8.11. Regulation-U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Company and the Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

       8.12. Material Agreements. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default would result in a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness which default would result in a Material Adverse Effect.

       8.13. Compliance With Laws. The Company and the Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Properties. Neither the Company nor any of the Subsidiaries has received any notice to the effect that it, its operations or the Properties are not in material compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations, or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, whether from the Properties or elsewhere, which in any case would result in a Material Adverse Effect.

       8.14. Title to Properties. Each of the Company and the Subsidiaries has defensible title to substantially all of its properties and assets, whether legal or beneficial, free and clear of any and all Liens other than those Liens permitted by Section 11.5. The 1996 Engineers' Report refers to and covers all of the reserves in the Properties as of the Global Effective Date and such Report covers no reserves other than in such Properties.

       8.15. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

       8.16. Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       8.17. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Company and its Subsidiaries to its employees and former employees, as estimated by the Company in accordance with procedures and assumptions deemed reasonable by the Agents, does not exceed $10,000,000.

       8.18. Solvency. As of the Global Effective Date, (i) the Company is Solvent, (ii) the Consolidated Subsidiaries of the Company on a consolidated basis are Solvent, (iii) the consolidated Borrowing Base Subsidiaries of the Company on a consolidated basis are Solvent, and (iv) each Guarantor and its Consolidated Subsidiaries on a consolidated basis are Solvent.

       8.19. Environmental Warranties. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and Properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of Properties presently owned or operated, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that, except as disclosed in writing by the Company to the U.S. Lenders and the Agents, to the best of its knowledge after due inquiry:

              (a) all facilities and property (including underlying groundwater) owned, leased or operated by the Company or any Subsidiary have been, and continue to be, owned, leased or operated by the Company or any Subsidiary in material compliance with all Environmental Laws;

              (b) there have been no past, and there are no pending or threatened

                     (i) claims, complaints, notices or inquiries to, or requests for information received by, the Company or any Subsidiary with respect to any alleged violation of any Environmental Law that, singly or in the aggregate, result in a Material Adverse Effect, or

                     (ii) claims, complaints, notices or inquiries to, or requests for information received by, the Company or any Subsidiary regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased or operated by the Company or any Subsidiary that, singly or in the aggregate, result in a Material Adverse Effect;

              (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Company or any Subsidiary that, singly or in the aggregate, result in a Material Adverse Effect;

              (d) the Company and each Subsidiary have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses except where failure to comply would not have a Material Adverse Effect;

              (e) no property now or previously owned, leased or operated by the Company or any Subsidiary is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing, singly or in the aggregate, results in a Material Adverse Effect, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up;

              (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by the Company or any Subsidiary that, singly or in the aggregate, result in a Material Adverse Effect;

              (g) none of the Company or any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing, singly or in the aggregate, results in a Material Adverse Effect, on the CERCLIS or on any federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

              (h) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property now or previously owned or leased by the Company or any Subsidiary that, singly or in the aggregate, results in a Material Adverse Effect; and

              (i) no condition exists at, on or under any property now or previously owned or leased by the Company or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law that, singly or in the aggregate, results in a Material Adverse Effect.


                                   ARTICLE IX

                             AFFIRMATIVE COVENANTS

       During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

       9.1. Financial Reporting. The Company will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Global Administrative Agent and the U.S. Lenders:

              (a) As soon as available and in any event within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Required Lenders, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and its Consolidated Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants to the effect that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default, Unmatured Default or Debt Limit Excession, or if, in the opinion of such accountants, any Default, Unmatured Default or Debt Limit Excession shall exist, stating the nature and status thereof.

              (b) As soon as available and in any event within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Consolidated Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter.

              (c) Together with the financial statements required under clauses (a) and (b), a compliance certificate, in substantially the form of Exhibit C hereto, signed by an Authorized Officer and addressing the matters set forth therein.

              (d) Promptly after December 31 of each calendar year, commencing December 31, 1996, and in any event not later than March 15 of the next succeeding calendar year, an Approved Engineers' Report prepared as of December 31 of such calendar year, in form and substance satisfactory to the Engineering Banks.

              (e) Promptly after June 30 of each calendar year and in any event not later than September 15 of such calendar year, a Company's Engineers' Report prepared as of June 30 of such calendar year, in form and substance satisfactory to the Engineering Banks.

              (f) Within 45 days in the case of a Company's Engineers' Report and 60 days in the case of an Approved Engineers' Report, of any request by the Required Lenders in connection with any (other than the scheduled semi-annual redeterminations of the Global Borrowing Base) determination of the Global Borrowing Base pursuant to Section 2.3(a), an Approved Engineers' Report or a Company's Engineers' Report, as the case may be, prepared as of the date of such request, in form and substance satisfactory to the Required Lenders.

              (g) Promptly upon the furnishing thereof to the shareholders of the Company copies of all financial statements, reports and proxy statements so furnished.

              (h) Promptly upon the filing thereof, copies of all publicly available registration statements and annual, quarterly, monthly or other regular reports which the Company or any Subsidiary files with the Securities and Exchange Commission.

              (i) Promptly after December 31 of each calendar year, commencing December 31, 1996, and in any event no later than March 15 of the next succeeding calendar year, a budget (including specific capital expenditures information) through the Termination Date for the Company and its Subsidiaries certified by an Authorized Officer of the Company and in a format consistent with the Projections and otherwise in form and substance satisfactory to the Global Administrative Agent and the Arrangers.

              (j) At the request of the Global Administrative Agent, either Arranger, or the Required Lenders promptly after June 30 of each calendar year, commencing June 30, 1997, and in any event no later than September 15 of such calendar year, an update of the budget described in clause (i) of this Section 9.1 in form and substance satisfactory to the Global Administrative Agent and signed by an Authorized Officer of the Company.

              (k) Promptly and in any event within 40 days after the close of each calendar quarter during each year, a certificate of an Authorized Officer certifying to the Global Administrative Agent and the U.S. Lenders the Debt/Capitalization Ratio and the calculation thereof as of the last day of the immediately preceding calendar quarter.

              (l) Such other information (including engineering, financial and non-financial information) as the Global Administrative Agent, either Arranger or any U.S. Lender may from time to time reasonably request.

       9.2. Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of the Loans (i) to refinance existing Indebtedness of the Company and the Subsidiaries or (ii) for the Company's and the Subsidiaries' general corporate purposes.

       9.3. Notice of Default, Unmatured Default, Litigation and Material Adverse Effect. The Company will give prompt notice in writing to the Global Administrative Agent, the U.S. Lenders and to all Guarantors of (i) the occurrence of any Default or Unmatured Default and the steps, if any, being taken to cure it, (ii) the occurrence of any Debt Limit Excession and the steps, if any, being taken to cure it, (iii) the occurrence of any adverse development with respect to any labor controversy, litigation, action or proceeding described in Section 8.7, or the commencement of any labor, controversy, litigation, action or proceeding of the type described in Section
8.7 together with copies of all material pleadings relating thereto, and (iv) the occurrence of any other development, financial or otherwise, which results in a Material Adverse Effect or might materially adversely affect the ability of the Company to repay the Obligations.

       9.4. Conduct of Business. The Company will, and will cause its Subsidiaries to, carry on and conduct its respective business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and, except to the extent permitted by Section 11.2 or
Section 11.3, will, and will cause each Subsidiary to, do all things necessary to remain duly incorporated or organized, validly existing and in good standing as a corporation or partnership, as the case may be, in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

       9.5. Taxes. The Company will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, and all lawful claims which, if unpaid, might become a Lien upon any properties of the Company or any Subsidiary, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with generally accepted accounting principles have been set aside on its books.

       9.6. Insurance. The Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as customary in the case of corporations engaged in the same or similar businesses and similarly situated. Upon the request of the Global Administrative Agent, the Company will furnish or cause to be furnished to the Global Administrative Agent from time to time a summary of the insurance coverage of the Company and its Subsidiaries in form and substance satisfactory to the Required Lenders in their reasonable judgment, and, if requested, will furnish the Global Administrative Agent copies of the applicable policies. In the case of any fire, accident or other casualty causing loss or damage to any property of the Company or any of its Subsidiaries, the proceeds of such policies will be used (i) to repair or replace the damaged property or (ii) to prepay the Obligations, at the election of the Company.

       9.7. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

       9.8. Maintenance of Properties. The Company will and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

       9.9. Inspection. The Company will, and will cause each Subsidiary to, permit the U.S. Lenders, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the U.S. Lenders may designate. Any information received by the U.S. Lenders as a result of the foregoing shall be included in information subject to the confidentiality provisions set forth in Exhibit J hereto.

       9.10. Operation of Properties. The Company will, and will cause each Subsidiary to, preserve, operate and maintain, or cause to be preserved, operated and maintained, the Properties in a good and workmanlike manner continuously to their economic limit as a prudent operator in accordance with good oil and gas industry standards.

       9.11. Delivery of Guaranties. At the request of the Global Administrative Agent, the Company shall at its own expense from time to time cause (i) each of its Borrowing Base Subsidiaries organized under the laws of the United States and (ii) after the occurrence of any Material Adverse Effect or Downgrade Condition, each of its Subsidiaries organized under the laws of the United States, to deliver to the Global Administrative Agent a duly executed Guaranty, substantially in the form of Exhibit L, together with such related documents and opinions as the Global Administrative Agent may request; provided, however, that no such Non-Borrowing Base Subsidiary shall be required to deliver such a Guaranty if such Non-Borrowing Base Subsidiary is prohibited from delivering such Guaranty pursuant to a contractual obligation, acceptable to the Global Administrative Agent, in its reasonable discretion, arising with a Person other than a Subsidiary or an Affiliate of the Company existing as of the date of such request by the Global Administrative Agent.

       9.12. Environmental Covenant. The Company will, and will cause each Subsidiary to,

              (a) use, operate and maintain all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

              (b) (i) promptly notify the Global Administrative Agent and provide copies upon receipt of all material written claims, complaints, notices, liens or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, (ii) within ninety
       (90) days have dismissed with prejudice any actions or proceedings relating to compliance with Environmental Laws which could reasonably be expected to result in liability to the Company and its Subsidiaries in excess of ten percent (10%) of the Company's Consolidated Tangible Net Worth; and (iii) diligently pursue cure of any material underlying environmental problem which forms the basis of any such claim, complaint, notice, lien, inquiry, proceeding or action; and

              (c) provide such information and certifications which either of the Arrangers may reasonably request from time to time to evidence compliance with this 9.12.

       9.13. Further Assurances. The Company will cure and will cause its respective Subsidiaries to cure promptly any defects in the creation and issuance of any Obligations and the execution and delivery of any Guaranty.
The Company and each Subsidiary will at its expense promptly execute and deliver to the Global Administrative Agent upon request all such other and further reasonable documents, agreements and instruments in compliance with, or accomplishment of, the covenants and agreements of the Company and such Subsidiary in any U.S. Loan Document.


                                   ARTICLE X

                              FINANCIAL COVENANTS

       10.1. Consolidated Tangible Net Worth. The Company will maintain Consolidated Tangible Net Worth of not less than the sum of (i) $825,000,000, plus (ii) the product of 0.50 times the sum of Consolidated Net Income for each calendar quarter beginning with the calendar quarter ending June 30, 1996 during which Consolidated Net Income is greater than $0, plus (iii) the product of 0.50 times the proceeds of the sale by the Company and its Subsidiaries of securities (other than securities constituting Indebtedness) net of reasonable incidental, brokerage and legal costs actually paid to third parties (which proceeds, in the event of a pooling of interest transaction, shall be deemed to be one-half of the net addition to the Company's consolidated balance sheet).

       10.2. Ratio of EBITDDA to Consolidated Interest. The Company shall not permit the ratio of (i) EBITDDA to (ii) Consolidated Interest Expense for any four consecutive calendar quarters ending on the last day of any calendar quarter to be less than 3.70 to 1.0.


                                   ARTICLE XI

                               NEGATIVE COVENANTS

       11.1. Indebtedness. The Company will not, nor will it permit any Borrowing Base Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

              (a)    Borrowing Base Debt;

              (b)    Excluded Principal Debt;

              (c) The Guaranteed Obligations permitted under Section 11.4 (whether or not then payable), and intercompany Indebtedness pursuant to Investments by the Company permitted by Sections 11.10(d), (e), (f) and
       (g);

              (d)    Indebtedness existing on the date hereof and described in
       Schedule 11.1 hereto;

              (e) Indebtedness of the type referred to in clause (vi) of the definition of Indebtedness;

              (f) Indebtedness of the type referred to in clause (vii) of the definition of Indebtedness in a maximum aggregate amount not in excess of $50,000,000; provided such Indebtedness is otherwise permitted pursuant to Section 11.11;

              (g) Indebtedness of the type referred to in clause (viii) of the definition of Indebtedness in a maximum aggregate amount not in excess of $50,000,000;

              (h) Other Indebtedness of Apache Egypt, Phoenix Egypt or their successors to IFC in a maximum aggregate principal amount of $75,000,000, together with interest, fees and expenses related thereto;

              (i) Indebtedness of the type referred to in clause (v) of the definition of Indebtedness in a maximum aggregate amount not in excess of $5,000,000; and

              (j) Additional Indebtedness of the Company not included in the foregoing clauses (a) through (i) in an aggregate principal amount not exceeding $5,000,000.

       11.2. Merger. The Company will not, nor will it permit any Borrowing Base Subsidiary to, merge or consolidate with or into any other Person or Persons unless:

              (i) the Company or such Borrowing Base Subsidiary, as the case may be, is the surviving entity of such merger (and if a merger between the Company and any Borrowing Base Subsidiary, the Company is the surviving entity) and no Change of Control occurs, or, with respect to any merger or consolidation in which any Person other than the Company or any Borrowing Base Subsidiary is the surviving entity, such Person becomes, as a result of such merger or consolidation, a Borrowing Base Subsidiary of which the Company owns, directly or indirectly, 100% of the outstanding capital stock, free and clear of all Liens, other than Liens permitted by Section 11.5 and, with respect to any merger or consolidation involving MW Petroleum or any other Guarantor, such Person shall at its own expense deliver to the Global Administrative Agent a duly executed

       Guaranty, substantially in the form of Exhibit L, together with such related documents and opinions as the Global Administrative Agent may request; and

              (ii) after giving effect to such merger or consolidation, no Default or Unmatured Default shall occur and be continuing.

       11.3. Sales of Properties or Borrowing Base Subsidiaries. The Company will not, nor will it permit any of its Borrowing Base Subsidiaries to, lease, sell, transfer, convey, assign, issue or otherwise dispose of any of its Properties or any Borrowing Base Subsidiary to any other Person, whether in one transaction or in a series of transactions, except if the transaction or transactions fall into one of the following categories:

              (i) Sales of Hydrocarbon inventory and severed oil and gas in the ordinary course of business.

              (ii) Sales of Properties (other than Hydrocarbon inventory and severed oil and gas in the ordinary course of business) and Sales of any Borrowing Base Subsidiary which have an aggregate fair market value (or, with respect to the Sale of a Borrowing Base Subsidiary, the amount allocated to such Sale pursuant to Section 2.3(f)) not in excess of $50,000,000 for all such Sales permitted pursuant to this clause (ii) during any period occurring between successive dates of determination of the Global Borrowing Base pursuant to Section 2.3.

              (iii) Sales of Properties (other than sales of Hydrocarbon inventory and severed oil and gas in the ordinary course of business) and Sales of Borrowing Base Subsidiaries designated pursuant to this
       Section 11.3(iii) by notice of the Borrower to the Global Administrative Agent which have an aggregate fair market value (or, with respect to the Sale of a Borrowing Base Subsidiary, the amount allocated to such Sale pursuant to Section 2.3(f)) not in excess of $50,000,000 for all such Sales during any period occurring between successive dates of determination of the Global Borrowing Base pursuant to Section 2.3; provided, however, that concurrently with any such Sale the Global Borrowing Base shall be reduced pursuant to Section 2.3(f), and the Company shall make any mandatory prepayment required pursuant to Section 4.1(a)(iii).

              (iv) Sales of Properties (other than sales of Hydrocarbon inventory and severed oil and gas in the ordinary course of business) and Sales of Borrowing Base Subsidiaries which are not described in the foregoing clause (ii) or (iii) if the Required Lenders give prior written consent to such Sale in the exercise of their sole discretion; provided, however, that concurrently with any such Sale (A) the Global Borrowing Base shall be reduced pursuant to Section 2.3(f), and (B) the Company shall make a mandatory prepayment pursuant to Section 4.1(a)(iii). In the event the Company or any Subsidiary proposes to consummate a Sale of any Property or any Borrowing Base Subsidiary pursuant to this Section, the Company shall promptly notify the Global Administrative Agent, which in turn shall notify the Engineering Banks, the Australian Administrative Agent (for its own behalf and on behalf of the Australian Lenders), the Canadian Administrative Agent (for its own behalf and on behalf of the Canadian Lenders) and the U.S. Lenders, of such proposed Sale, which notice shall describe such Property or Borrowing Base Subsidiary to be included in such Sale and, if known, the proposed terms of such Sale. In connection therewith the Company shall deliver to the Global Administrative Agent, which in turn shall notify the Engineering Banks, the Australian Administrative Agent (for its own behalf and on behalf of the Australian Lenders), the Canadian Administrative Agent (for its own behalf and on behalf of the Canadian Lenders) and the U.S. Lenders, such reports and information concerning such Property or such Borrowing Base Subsidiary (which may include in the Engineering Banks' sole discretion an Approved Engineers' Report or a Company's Engineers' Report as of such date) and such Sale as each of the Engineering Banks shall deem appropriate in its sole discretion. Promptly following receipt of such report and information, the Engineering Banks shall make a recommendation (and the Global Administrative Agent shall notify the U.S. Lenders, the Australian Administrative Agent (for its own behalf and on behalf of the Australian Lenders) and the Canadian Administrative Agent (for its own behalf and on behalf of the Canadian Lenders) in writing of such recommendation) of whether they approve of such Sale and, if so approved, the amount of the reduction in the Global Borrowing Base as a result of such Sale pursuant to Section 2.3(f)); provided, however, that in no event shall the Global Borrowing Base be reduced by an amount in excess of the proceeds of such Sale net of costs, charges, and taxes incidental to such Sale, as provided in Section 2.3(f) for Sales pursuant to clause (iii) of Section 11.3. Each Combined Lender shall notify the Global Administrative Agent in writing, by telex or by facsimile transmission whether it approves or disapproves (which approval or disapproval shall be made by each Combined Lender in the exercise of its sole discretion) of such recommendation and of such Sale within ten (10) Business Days of its receipt of such recommendation from the Global Administrative Agent, the Australian Administrative Agent or the Canadian Administrative Agent, respectively; provided, that any Combined Lender which does not so notify the Global Administrative Agent shall be deemed to have approved of such Sale and such reduction in the Global Borrowing Base. Upon the approval of the Combined Required Lenders, the Global Administrative Agent shall promptly notify the Company, the Australian Administrative Agent and the Canadian Administrative Agent of such approval and the amount of the reduction in the Global Borrowing Base as a result of such Sale.

              (v) A transfer, conveyance or assignment to the Company or a Subsidiary of Properties as a result of a merger or consolidation permitted pursuant to Section 11.2.

provided, however, notwithstanding the foregoing, Sales by the Australian Borrowers permitted under clauses (ii) and (iii) of this Section shall not have an aggregate fair market value in excess of $5,000,000 for all such Sales during any period occurring between successive dates of determination of the Global Borrowing Base pursuant to Section 2.3.

Anything herein contained to the contrary notwithstanding, the Company will not, nor will it permit any Borrowing Base Subsidiary to, consummate any Sale otherwise permitted hereunder if it receives therefor consideration (a) other than cash, other consideration readily convertible to cash or Hydrocarbon Interests or (b) which is less than the fair market value of the relevant property or asset.

       11.4. Guaranteed Obligations. The Company will not, nor will it permit any Borrowing Base Subsidiary to, make or suffer to exist any Guaranteed Obligation (including, without limitation, any Guaranteed Obligation with respect to the obligations of a Non-Borrowing Base Subsidiary) in an aggregate amount for all such Persons and Guaranteed Obligations (considering Guaranteed Obligations for all such Persons without duplication) as of any date of determination in excess of $100,000,000, except:

              (a) by endorsement of instruments for deposit or collection in the ordinary course of business;

              (b) Guaranteed Obligations of the Company to the IFC existing as of the date hereof relating to Apache Egypt, Phoenix Egypt or their successors not exceeding $75,000,000 in the aggregate principal amount, together with interest, fees and expenses related thereto;

              (c) Guaranteed Obligations of the Company and any of its Subsidiaries to or in respect of Producers Energy which when aggregated with the Investments of the Company and any of its Subsidiaries permitted with respect to Producers Energy pursuant to subsection 11.10(c) do not exceed $30,000,000 in the aggregate;

provided, however, that any obligation which is a Guaranteed Obligation of the Company or one or more of its Borrowing Base Subsidiaries for purposes of this Agreement shall not be Indebtedness of such Person for purposes hereof; and provided, further, that the term "Guaranteed Obligation" shall not include any obligation of any Person which constitutes Indebtedness of the Company or any of its Borrowing Base Subsidiaries.

       11.5. Liens. The Company will not, nor will it permit any Borrowing Base Subsidiary to, create, incur, or suffer to exist any Lien in, of or on (i) any of the Company's and the Borrowing Base Subsidiaries' consolidated assets, revenues and properties securing an amount greater than $10,000,000 in the aggregate for all such Liens or (ii) any of the Properties, except in either case:

              (a) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

              (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

              (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

              (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries, as the case may be.

              (e)    Liens existing on the date hereof described in Schedule
       11.1 and securing the Indebtedness described in Schedule 11.1 hereto or otherwise permitted in connection with Indebtedness of the type described in Section 11.1(d) consented to by the Required Lenders in the exercise of their sole discretion.

              (f) Liens arising under operating agreements in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings.

              (g) Liens reserved in oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases.

              (h) Liens pursuant to partnership agreements, oil, gas and/or mineral leases, farm-out agreements, division orders, contracts for the sale, delivery, purchase, exchange, or processing of oil, gas and/or other hydrocarbons, unitization and pooling declarations and agreements, operating agreements, development agreements, area of mutual interest agreements, forward sales of Hydrocarbons, and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom.

              (i) Liens securing the Indebtedness permitted in connection with Section 11.1(i).

              (j) Liens associated with the pledging of securities of Subsidiaries which are not Borrowing Base Subsidiaries.

       11.6. Restricted Payments, etc. On and at all times after the Global Effective Date the Company will not and will not permit any of its Borrowing Base Subsidiaries to make any optional payment or prepayment on, or redemption of, or redeem, purchase or defease prior to its stated maturity, any Indebtedness other than Indebtedness incurred under this Agreement or the other U.S. Loan Documents during the occurrence and continuation of any Debt Limit Excession or if giving effect to such action would result in a Default or Unmatured Default; and the Company will not, and will not permit any Borrowing Base Subsidiary to, make any deposit for any of the foregoing purposes.

       11.7. Transactions with Affiliates. The Company will not, and will not permit any of its Borrowing Base Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement is either (i) fair and equitable to the Company or such Borrowing Base Subsidiary, as the case may be, or (ii) is not of a sort which would not be entered into by a prudent Person in the position of the Company or such Borrowing Base Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates; provided, however, that this Section shall not apply to Apache Series 1996-A Trust, a Delaware business trust, Apache Offshore Investment Partnership, a Delaware general partnership, Apache Offshore Petroleum Limited Partnership, a Delaware limited partnership, Apache Petroleum Limited Partnership 1980-I, a Minnesota limited partnership, Apache Petroleum Limited Partnership 1980-II, a Minnesota limited partnership, Main Pass 151 Pipeline Company, a Texas general partnership, Tranpache Partnership, a Texas general partnership, and Apache 681/682 Joint Venture, a Texas joint venture.

       11.8. Negative Pledges, etc. The Company will not, and will not permit any of its Borrowing Base Subsidiaries to, enter into, on or at any time after the Global Effective Date, any agreement (excluding this Agreement and any other Global Loan Document) directly or indirectly prohibiting the creation, assumption or perfection of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, restricting any loans, advances or other Investments to or in the Company or any of its Borrowing Base Subsidiaries, restricting the capitalization of the Company or any Borrowing Base Subsidiary, restricting the ability of any Borrowing Base Subsidiary to make dividend payments or other distributions or payments (by way of dividends, advances, repayments of loans or advances, reimbursements or otherwise) or restricting the ability of the Company or any Borrowing Base Subsidiary to amend or otherwise modify this Agreement or any other U.S. Loan Document; provided, however, that, notwithstanding the foregoing, the terms and conditions of the Global Loan Documents shall not cause Apache Canada, Apache Energy Limited or Apache Oil Australia, respectively, or any of their Subsidiaries to violate the terms and provisions of this Section.

       11.9. Regulation U Acquisitions. The Company will not, nor will it permit any Borrowing Base Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U) or to make any Acquisition, except any of the following:

              (i) Acquisitions not involving "margin stock", where such Acquisition shall have been approved or consented to by the board of directors or similar governing entity of the Person being acquired; or

              (ii) Acquisitions involving "margin stock" where such Acquisitions shall have been approved or consented to by the board of directors or similar governing entity of the Person being acquired; or

              (iii) Acquisitions of not more than 15% of the outstanding equity securities of any issuer, whether or not such securities are "margin stock";

provided, however, that the amount paid by the Company to consummate all Acquisitions of the type described in clause (iii) shall not exceed $15,000,000 in the aggregate. For purposes of this Section 11.9, the merger of the Company or any Borrowing Base Subsidiary as permitted under Section 11.2 shall be deemed to be an Acquisition not involving "margin stock".

       11.10. Investments. The Company will not, and will not permit any of its Borrowing Base Subsidiaries to make, incur, assume or suffer to exist any Investment in any other Person, except:

              (a) Investments existing on the Global Effective Date and identified in Schedule 11.10;

              (b)    Cash Equivalent Investments;

              (c) without duplication, Investments permitted as Indebtedness pursuant to Section 11.1 and Investments permitted as Guaranteed Obligations pursuant to Section 11.4 (including, without limitation, Investments of the Company and any of its Borrowing Base Subsidiaries in Producers Energy which when aggregated with the Guaranteed Obligations of the Company and any of its Subsidiaries permitted pursuant to subsection 11.4(c) do not exceed $30,000,000 in the aggregate);

              (d) in the ordinary course of business, Investments by the Company or any Borrowing Base Subsidiary in any Guarantor or Subsidiary;

              (e) Investments in any Person in connection with (i) the acquisition, exploration, drilling or development of Hydrocarbon Interests, or (ii) costs incurred in connection with gathering, processing, transporting and marketing production from Hydrocarbon Interests;

              (f) Investments resulting from a merger or consolidation permitted pursuant to Section 11.2;

              (g) Other Investments in an aggregate amount not to exceed $30,000,000 during any calendar year;

provided, however, that

              (1) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

              (2) no Investment otherwise permitted by clause (d), (e), (f) or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Default would have occurred and be continuing.

       11.11. Hedging Contracts. The Company will not and will not permit any of its Borrowing Base Subsidiaries to enter into or become obligated under any contract for sale for future delivery of oil or gas from the Properties, whether or not the subject oil or gas is to be delivered, hedging contract, forward contract, commodity swap agreement, futures contract or other similar agreement except for such contracts which in the aggregate do not cover at any time a volume of oil or gas, as the case may be, equal to more than 75% of the projected production of oil or gas, as the case may be, from the Properties for the term covered by such contracts.

       11.12. Approval of Consents. In any instance in this Article XI where it is provided that an action may be taken by the Company or a Borrowing Base Subsidiary only with the approval or consent of the Required Lenders, the failure by a U.S. Lender to respond to a request for such approval or consent within 10 Business Days of receipt of a request for such approval or consent (or such other length of time as specified by the Global Administrative Agent in such request) shall be deemed an approval of, or consent to, such request.


                                  ARTICLE XII

                                    DEFAULTS

       The occurrence of any one or more of the following events shall constitute a "Default":

       12.1. Breach of Warranties and Misleading Statements. Any representation or warranty made or deemed made pursuant to Article VIII, by or on behalf of the Company or any Subsidiary to the U.S. Lenders, the Global Administrative Agent, the Co-Agent, the Arrangers or the Engineering Banks under or in connection with this Agreement, any Loan, any U.S. Loan Document, or any certificate, or, information delivered in connection with this Agreement, any other U.S. Loan Document is breached or shall be false, incomplete or incorrect on the date as of which made or deemed made in any material respect.

       12.2. Nonpayment of Notes, Fees and other Obligations. Nonpayment of principal of any Note when due; or nonpayment of interest upon any Note or of any facility fee or other Obligation under any of the U.S. Loan Documents within three (3) days after the same becomes due.

       12.3. Breach of Certain Covenants. Except as set forth in the subsequent sentence, the breach by the Company of any of the terms or provisions of Section 9.2, 9.3, 9.13 or Article X or Article XI. The breach by the Company of any of the terms or provisions of (i) Section 11.1 pertaining to Indebtedness of the type referred to in clause (vii) of the definition of Indebtedness or (ii) Section 11.10(b), which is not remedied within 3 days of such occurrence.

       12.4. Default Under Australian Loan Documents or Canadian Loan Documents. A "Default" as defined in the Australian Loan Documents or Canadian Loan Documents occurs; provided that the occurrence of an "Unmatured Default" as defined in the Australian Loan Documents or Canadian Loan Documents shall constitute an Unmatured Default under the U.S. Loan Documents.

       12.5. Non-Compliance with this Agreement. The breach by the Company (other than a breach which constitutes a Default under any other Section of this Article XII) of any of the terms, provisions or covenants of this Agreement which is not remedied within 30 days after written notice from the Global Administrative Agent or any U.S. Lender.

       12.6. Cross-Defaults. Failure of the Company or any Borrowing Base Subsidiary to pay any Indebtedness in excess of $25,000,000 in aggregate principal amount when due; or the default by the Company or any Borrowing Base Subsidiary in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Company or any Borrowing Base Subsidiary shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any Borrowing Base Subsidiary shall not pay, or shall admit in writing its inability to pay, such Indebtedness generally as it becomes due.

       12.7.  Voluntary Dissolution and Insolvency Proceedings and Actions.
The Company or any Subsidiary shall (a) have an order for relief entered with respect to it under Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (d) institute any proceeding seeking an order for relief under Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 12.7 or (f) fail to contest in good faith any appointment or proceeding described in Section 12.8; provided, however, that if any of the foregoing shall occur with respect to any Non-Borrowing Base Subsidiary, it shall not constitute a Default hereunder unless it shall result in a Material Adverse Effect; and, provided, further, that, if any of the foregoing shall occur with respect to Apache Egypt, it shall not constitute a Default hereunder.

       12.8. Involuntary Insolvency Proceedings or Dissolution. Without the application, approval or consent of the Company or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Person or any substantial part of its property, or a proceeding described in
Section 12.7(d) shall be instituted against the Company or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days; provided, however, that if any of the foregoing shall occur with respect to any Non-Borrowing Base Subsidiary, it shall not constitute a Default hereunder unless it results in a Material Adverse Effect; and, provided, further, that, if any of the foregoing shall occur with respect to Apache Egypt, it shall not constitute a Default hereunder.

       12.9. Condemnation. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any portion of the Properties with a fair market value in excess of $50,000,000 in the aggregate for all such Properties.

       12.10. Judgments. The Company or any Subsidiary shall fail within 45 days to pay, bond or otherwise discharge any uninsured portion of any judgment or order for the payment of money in excess of $10,000,000 in the aggregate for all such judgments and orders, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; provided, however, that if any of the foregoing shall occur with respect to any Non-Borrowing Base Subsidiary, it shall not constitute a Default hereunder unless it results in a Material Adverse Effect; and, provided, further, that, if any of the foregoing shall occur with respect to Apache Egypt, it shall not constitute a Default hereunder.

       12.11. Plans. The Unfunded Liabilities of all Plans shall exceed in the aggregate $10,000,000.

       12.12. Other Defaults Under U.S. Loan Documents. The occurrence of any default by any party to the U.S. Loan Documents (other than any Agent or Lender) under any U.S. Loan Document (other than this Agreement or the Notes) or the breach of any of the terms or provisions by any party to the U.S. Loan Documents (other than any Agent or Lender) of any U.S. Loan Document (other than this Agreement or the Notes) which default or breach is not remedied within 30 days of such occurrence.

       12.13. Failure of U.S. Loan Documents. Any U.S. Loan Document shall fail to remain in full force or effect or shall be declared null and void, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any U.S. Loan Document.

       12.14. Change in Control.  Any Change in Control shall occur.


                                  ARTICLE XIII

             ACCELERATION, WAIVERS, AMENDMENTS, REMEDIES; RELEASES

       13.1. Acceleration. If any Default described in Section 12.7 or 12.8 occurs with respect to the Company, (a) the obligations of the U.S. Lenders to make Loans hereunder shall automatically terminate, (b) the Commitments of each of the U.S. Lenders shall terminate and the Obligations shall immediately become due and payable without any election or action on the part of any Agent or any U.S. Lender and without presentment, demand, protest or notice of any kind, including without notice of acceleration or notice of intent to accelerate, all of which the Company and each Guarantor each hereby expressly waives, and (c) the Agents and the U.S. Lenders and each of them shall be able to exercise any rights available to it or them under the U.S. Loan Documents or by law. If any other Default occurs, (x) the Required Lenders may terminate or suspend the obligations of the U.S. Lenders to make Loans hereunder, or reduce the Commitment of each of the U.S. Lenders to zero and declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, including without notice of acceleration or notice of intent to accelerate, all of which the Company and each Guarantor each hereby expressly waives, and (y) the Agents and the U.S. Lenders and each of them shall be able to exercise any rights available to it or them under the U.S. Loan Documents, the Guaranty or by law. The Global Administrative Agent hereby agrees, at the written direction of the Required Lenders, subject to the provisions of Article XV, to exercise any of the foregoing rights available to it.

       13.2. Amendments. Subject to the provisions of this Article XIII, the Required Lenders (or the Global Administrative Agent with the consent in writing of the Required Lenders) and the Company may enter into agreements supplemental hereto for the purpose of adding or elucidating any provisions to the U.S. Loan Documents or changing in any manner the rights and remedies of the U.S. Lenders or the Company hereunder or waiving any Default hereunder; provided, however that Sections 2.3 and the related definitions in Section 1.1 shall not be changed without the prior written consent of the Combined Required Lenders; provided further, that no such supplemental agreement shall, without the consent of each U.S. Lender affected thereby:

              (a) Extend the maturity of any Loan, Note or payment under a Guaranty, or reduce the principal amount of any of them, or reduce the rate or extend the time of payment of interest or fees thereon.

              (b) Reduce the percentage specified in the definition of Required Lenders.

              (c) Extend the Termination Date or reduce the amount or extend the payment date for, the mandatory payments required under Section 4.1 or increase the amount of the Commitment of any U.S. Lender hereunder or permit the Company to assign its rights or obligations under this Agreement or under any other U.S. Loan Document.

              (d)    Amend this Section 13.2.

No amendment of any provision of this Agreement relating to any Agent shall be effective without the written consent of such Agent. The Global Administrative Agent may waive payment of the fee required under Section 17.3(b) without obtaining the consent of any of the U.S. Lenders.

       13.3. Preservation of Rights. All remedies contained in the U.S. Loan Documents or afforded by law shall be cumulative and all shall be available to the Agents and the U.S. Lenders until the Obligations have been paid in full. No delay or omission of the U.S. Lenders, the Agents or any of them to exercise any right under the U.S. Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the U.S. Loan Documents whatsoever shall be valid unless in writing signed by the U.S. Lenders and the Agents required pursuant to Section 13.2, and then only to the extent specifically set forth in such writing. Notwithstanding the foregoing or any other provision of this Agreement, each of the various written consents provided by the Global Administrative Agent on behalf of the U.S. Lenders, or any group of U.S. Lenders, with respect to the March 1995 Agreement shall remain in full force and effect according to its terms.


                                  ARTICLE XIV

                               GENERAL PROVISIONS

       14.1. Survival of Representations. All representations and warranties of the Company, MW Petroleum and any other Subsidiary contained in the July 1991 Agreement, the April 1992 Agreement, the April 1994 Agreement, the March 1995 Agreement, this Agreement, or in any other U.S. Loan Document shall survive the delivery of the Notes and the making of the Loans herein contemplated until all the Obligations have been paid and this Agreement has been terminated.

       14.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no U.S. Lender shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

       14.3. Taxes. Any taxes (excluding income taxes) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the U.S. Loan Documents shall be paid by the Company, together with interest and penalties, if any.

       14.4. Headings. Article and section headings in the U.S. Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the U.S. Loan Documents.

       14.5. Entire Agreement. The U.S. Loan Documents embody the entire agreement and understanding among the Company, the Agents and the U.S. Lenders and supersede all prior agreements and understandings among the Company, the Agents and the U.S. Lenders relating to the subject matter thereof.

       14.6. Several Obligations. The respective obligations of the U.S. Lenders hereunder are several and not joint and no U.S. Lender shall be the partner or agent of any other (except to the extent to which an Agent is authorized to act as such). The failure of any U.S. Lender to perform any of its obligations hereunder shall not relieve any other U.S. Lender from any of its obligations hereunder. This Agreement is not intended to, and shall not be construed so as to, confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

       14.7.  Reimbursement of Costs and Expenses; Indemnification.

       (a) Reimbursement of Costs and Expenses. The Company shall reimburse each Agent for any reasonable costs and out-of-pocket expenses (including fees and expenses of consultants and attorneys' fees and expenses for such Agent) paid or incurred by such Agent in connection with the preparation, review, execution, delivery, amendment, modification and administration of the U.S. Loan Documents including, without limitation, the fees incurred by such Agent in connection with its initial evaluation of the Properties. The Company shall reimburse each Agent and the U.S. Lenders for any reasonable costs and out-of-pocket expenses (including attorneys' fees and expenses for the Agent and the U.S. Lenders) paid or incurred by any Agent or any U.S. Lender in connection with the collection and enforcement of the U.S. Loan Documents.

       (b) Indemnification. In consideration of the execution and delivery of this Agreement by each U.S. Lender and the extension of the Commitments, the Company hereby indemnifies, exonerates and holds each Agent and each U.S. Lender, and their respective directors, agents, officers and employees ("Indemnified Persons") free and harmless from and against any and all losses, claims, damages, penalties, judgments, liabilities, actions, suits, costs and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not any Agent or any U.S. Lender or any Indemnified Person is a party thereto and all other attorneys' fees and disbursements) ("Claims") which any of them may pay or incur as a result of, arising out of, or relating to,

              (i) this Agreement, the other U.S. Loan Documents, the transactions contemplated hereby or thereby;

              (ii) the direct or indirect application or proposed application of the proceeds of any Loan hereunder;

              (iii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

              (iv) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Company or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not any Agent or any U.S. Lender is party thereto;

              (v) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the condition of any facility or property owned, leased or operated by the Company or any Subsidiary;

              (vi) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any facility or property owned, leased or operated by the Company or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary;

              (vii)  any misrepresentation, inaccuracy or any breach in or of
       Section 8.19 or Section 9.12; or

              (viii) any investigation, litigation or proceeding related to any Investment by the Company, any of its Subsidiaries or Producers Energy in any Person, whether or not any Agent or any U.S. Lender is party thereto;

(the foregoing collectively the "Indemnified Liabilities"), except to the extent that a final order of a court of competent jurisdiction finds that such Indemnified Liability arises solely from such Indemnified Person's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Company under this Section 14.7 shall survive the termination of this Agreement or any non-assumption of this Agreement in a bankruptcy or similar proceeding. The Company shall be obligated to indemnify the Indemnified Persons for all Claims regardless of whether the Company had knowledge of the facts and circumstances giving rise to such Claims.

       14.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Global Administrative Agent with sufficient counterparts so that the Global Administrative Agent may furnish one to each of the U.S. Lenders and each of the Agents.

       14.9. Severability of Provisions. Any provision in any U.S. Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all U.S. Loan Documents are declared to be severable.

       14.10. Nonliability of U.S. Lenders. The relationship between the Company on the one hand and the U.S. Lenders and the Agents on the other hand shall be solely that of borrower and lender. None of the Agents nor any U.S. Lender shall have any fiduciary responsibilities to the Company or any of its Subsidiaries or Affiliates. None of the Agents nor any U.S. Lender undertakes any responsibility to the Company or any of its Subsidiaries or Affiliates to review or inform the Company of any matter in connection with any phase of the Company's or such Subsidiary's or Affiliate's business or operations.

       14.11. CHOICE OF LAW. THE U.S. LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

       14.12. CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER U.S. LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY AGENT, THE U.S. LENDERS OR THE COMPANY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT ANY AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY,

THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER U.S. LOAN DOCUMENTS.

       14.13. Confidentiality. Each U.S. Lender and each Agent agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence in accordance with the provisions set forth in Exhibit J hereto. In addition to the disclosures permitted in such provisions, the U.S. Lenders and the Agents each shall be permitted to make disclosures of such information in accordance with Section 17.4.


                                   ARTICLE XV

              THE AGENTS, THE ARRANGERS AND THE ENGINEERING BANKS

       15.1. Appointment of Agents. First Chicago is hereby appointed Global Administrative Agent hereunder and under each other U.S. Loan Document, Chase is hereby appointed Co-Agent hereunder and under each other U.S. Loan Document, First Chicago Capital Markets, Inc. is hereby appointed as an Arranger hereunder and under each other U.S. Loan Document, Chase Securities Inc. is hereby appointed as an Arranger hereunder and under each other U.S. Loan Document, and each of First Chicago and Chase is appointed as an Engineering Bank hereunder and each of the U.S. Lenders irrevocably authorizes each such Agent to act in such capacities. Each Agent agrees to act as such upon the express conditions contained in this Article XV. No Agent shall have a fiduciary relationship in respect of any U.S. Lender by reason of this Agreement or any of the other U.S. Loan Documents.

       15.2. Powers. Each Agent shall have and may exercise such powers under this Agreement and the other U.S. Loan Documents as are specifically delegated to it by the terms of each thereof, together with such powers as are reasonably incidental thereto. None of the Agents shall have implied duties to the U.S. Lenders, or any obligation to the U.S. Lenders to take any action thereunder except any action by an Agent specifically provided by the U.S. Loan Documents to be taken by such Agent.

       15.3. General Immunity. No Agent nor any of its respective directors, officers, agents or employees shall be liable to any U.S. Lender or any of the other Agents for any action taken or omitted to be taken by it or them hereunder or under any other U.S. Loan Document or in connection herewith or therewith except for its or their own gross negligence or wilful misconduct as established by final order of a court of competent jurisdiction.

       15.4. No Responsibility for Loans, Recitals, etc. No Agent nor any of its respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any U.S. Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any U.S. Loan Document; (iii) the satisfaction of any condition specified in Article VII, except receipt by an Agent of items required to be delivered to such Agent unless such condition shall have been waived in accordance with Section 13.2; or (iv) the validity, effectiveness or genuineness of any U.S. Loan Document or any other agreement, instrument or writing furnished in connection therewith.

       15.5. Action on Instructions of U.S. Lenders. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other U.S. Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the U.S. Lenders, the other Agents and all holders of Notes.

       15.6. Employment of Agents and Counsel. Each Agent may execute any of its duties as Agent hereunder and under any other U.S. Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the U.S. Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Agent shall be entitled





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
to advice of counsel concerning all matters pertaining to the agency hereby created and its respective duties hereunder and under any other U.S. Loan Document.

       15.7. Reliance on Documents; Counsel. Each Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in, respect to legal matters, upon the opinion of counsel selected by such Agent, which counsel may be employees of the Agents or any of them.

       15.8. Reimbursement and Indemnification. Each U.S. Lender agrees to reimburse and indemnify each of the Global Administrative Agent, each Arranger and each Engineering Bank ratably in proportion to such U.S. Lender's Aggregate Commitments, (i) for any amounts (other than principal or interest) not reimbursed by the Company or any Guarantor for which such Agent is entitled to reimbursement by the Company under the U.S. Loan Documents, and (ii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the U.S. Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no U.S. Lender shall be so liable to the extent any of the foregoing is found by a final order of a court of competent jurisdiction to have arisen solely from such Agent's gross negligence or willful misconduct.

       15.9. Rights as a U.S. Lender. With respect to its Commitments, Loans made by it and the Notes issued to it, each Agent shall have the same rights and powers hereunder and under each other U.S. Loan Document as any U.S. Lender and may exercise the same as though it did not hold such role, and the term "U.S. Lender" or "U.S. Lenders" shall, unless the context otherwise indicates, include each of them in its individual capacity. In addition to, and not by way of limitation of the rights set forth in Section 15.2 and this Section 15.9, each Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company or any Subsidiary or any other Affiliate of the Company as if it did not hold such role.

       15.10. U.S. Lender Credit Decision. Each U.S. Lender acknowledges that it has, independently and without reliance upon any Agent or any other U.S. Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other U.S. Loan Documents. Each U.S. Lender also acknowledges that it will, independently and without reliance upon any Agent or any other U.S. Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other U.S. Loan Documents.

       15.11. Certain Successor Agents. Any Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the U.S. Lenders and the Company. Upon any such resignation, the Company shall, if no Default or Unmatured Default has occurred and is continuing, have the right (subject to the consent of the Required Lenders) to appoint, on behalf of the Company and the U.S. Lenders, a U.S. Lender as a successor Agent. If no successor Agent shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days' after the retiring Agent's giving notice of resignation or if a Default or Unmatured Default has occurred and is continuing, then the retiring Agent may appoint, on behalf of the Company and the U.S. Lenders, a U.S. Lender as a successor Agent; provided, however, that the Company may, within the one year period following the appointment of a successor Agent, and upon thirty (30) days written notice to the U.S. Lenders, remove the successor Agent and appoint a successor Agent acceptable to the Company (subject to the consent of the Required Lenders). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and Obligations (but not any liability arising from its gross negligence or wilful misconduct as established by a final order of a court of competent jurisdiction) hereunder and under the other U.S. Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XV shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other U.S. Loan Documents.





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

                                  ARTICLE XVI

                            SETOFF; RATABLE PAYMENTS

       16.1. Setoff. In addition to, and without limitation of, any rights of the U.S. Lenders under applicable law, if the Company becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any indebtedness from any U.S. Lender to the Company (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such U.S. Lender, whether or not the Obligations, or any part hereof, shall then be due and payable.

       16.2. Ratable Payments. If any U.S. Lender, whether by setoff or otherwise, has payment made to it upon its Loans in a greater proportion than it would have received pursuant to an allocation using the method set forth in
Section 4.2 or 4.3 (except for payments made with respect to 1995 Loans which are outstanding on the Global Effective Date pursuant to Section 7.1(d)), such U.S. Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other U.S. Lenders so that after such purchase each U.S. Lender will hold its ratable proportion of such type of Loans. If any U.S. Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such U.S. Lender agrees, promptly upon demand, to take such action necessary such that all U.S. Lenders share in the benefits of such collateral ratably in proportion to the Obligations owing to each of them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XVII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

       17.1. Successors and Assigns. The terms and provisions of the U.S. Loan Documents shall be binding upon and inure to the benefit of the Company, the Agents and the U.S. Lenders and their respective successors and assigns, except that the Company shall not have the right to assign its rights or obligations under the U.S. Loan Documents and any assignment by any U.S. Lender must be made in compliance with Section 17.3. The Global Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 17.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with such Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the U.S. Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

       17.2.  Participations.

       (a) Any U.S. Lender, in the ordinary course of its business and in accordance with applicable law, at any time may sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such U.S. Lender, any Note held by such U.S. Lender, any Commitment of such U.S. Lender or any other interest of such U.S. Lender under the U.S. Loan Documents. In the event of any such sale by a U.S. Lender of participating interests to a Participant, such U.S. Lender's Obligations under the U.S. Loan Documents shall remain unchanged, such U.S. Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such U.S. Lender shall remain the holder of any such Note or Obligation for all purposes under the U.S. Loan Documents, and the Company and the Agents shall continue to deal solely and directly with such U.S. Lender in connection with such U.S. Lender's rights and obligations under the U.S. Loan Documents.

       (b) Each U.S. Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the U.S. Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, or reimbursement obligation with respect to, any such Loan or Commitment, releases any guarantor of any such Obligation.

       (c) The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 16.1 in respect of its participating interest in amounts owing under the U.S. Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a U.S. Lender under the U.S. Loan Documents, provided that each U.S. Lender shall retain the right of setoff provided in Section 16.1 with respect to the amount of participating interests sold to each Participant. The U.S. Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 16.1, agrees to share with each U.S. Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 16.2 as if each Participant were a U.S. Lender. The Company also agrees that each Participant shall be entitled to the benefits of Sections 6.1 and 6.3 with respect to its participation in the Commitments or the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor U.S. Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor U.S. Lender to such Participant had no such transfer occurred.

       17.3.  Assignments.

       (a) Any U.S. Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the U.S. Loan Documents subject to a minimum of $15,000,000 or such lesser amount as may be agreed to by the Company; provided that with respect to any Purchaser which is not an Affiliate of such assigning U.S. Lender, such assignment shall require the consent of the Company, which consent of the Company shall not be unreasonably withheld or delayed. Such assignment shall be substantially in the form of Exhibit D hereto. The consent of the Global Administrative Agent shall also be required prior to an assignment becoming effective with respect to a Purchaser which is not a U.S. Lender. All such consents shall be substantially in the form attached as Exhibits "D-II" or "D-III" to Exhibit D hereto and shall not be unreasonably withheld.

       (b) Upon (i) delivery to the Global Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit "D-I" to Exhibit D hereto (a "Notice of Assignment"), together with any consents required by
Section 17.3.(a), and (ii) payment of a $3,000 fee to the Global Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment; provided, however, that any amounts paid by the Company to, or for the benefit of, the assigning U.S. Lender, on or before the execution date of the assignment, if such date is later than the effective date of the assignment, shall be deemed paid to and for the benefit of the Purchaser for all purposes. On and after the effective date of such assignment, such Purchaser shall for all purposes be a U.S. Lender, party to this Agreement and any other U.S. Loan Document, including, without limitation, the Intercreditor Agreement, executed by the U.S. Lenders, and shall have all the rights and obligations of a U.S. Lender under the U.S. Loan Documents, including, without limitation, the Intercreditor Agreement, to the same extent as if it were an original party hereto shall be deemed a U.S. Lender for all purposes of the U.S. Loan Documents, including, without limitation, the Intercreditor Agreement, and no further consent or action by the Company, the U.S. Lenders or any Agent shall be required to release the transferor U.S. Lender, with respect to the percentages of the Commitment, and the Loans assigned to such Purchaser and the transferor U.S. Lender shall henceforth be so released, and each reference herein and in the other U.S. Loan Documents, including, without limitation, the Intercreditor Agreement, to the transferor U.S. Lender shall thereafter be deemed a reference to the Purchaser for all purposes. Upon the consummation of any assignment to a Purchaser pursuant to this Section 17.3(b), the Company shall issue replacement Notes to such transferor U.S. Lender and shall issue new Notes or, as appropriate, replacement Notes, to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

       (c) The provisions of the foregoing clauses (a) and (b) shall not apply to or restrict, or require the consent of or notice to any Person to effectuate, the pledge or assignment by any Agent or U.S. Lender of its rights or obligations under any U.S. Loan Documents to any Federal Reserve Bank.

       17.4. Dissemination of Information. The Company authorizes each Agent and each U.S. Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the U.S. Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such U.S. Lender's possession concerning the creditworthiness of the Company and the Subsidiaries, provided that such Transferee and prospective Transferee agrees in writing to be bound by Section 14.13 of this Agreement.

       17.5. Tax Treatment. If any interest in any U.S. Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor U.S. Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 6.8.


                                 ARTICLE XVIII

                                    NOTICES

       18.1. Giving Notice. Except as otherwise permitted by Section 4.5 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other U.S. Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

       18.2. Change of Address. The Company, each Agent, and each U.S. Lender may change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIX

                                  COUNTERPARTS

       This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agents and the U.S. Lenders and each party has notified the Global Administrative Agent, by telex, facsimile or telephone, that it has taken such action.


                                   ARTICLE XX

                               NO ORAL AGREEMENTS

       THIS WRITTEN AGREEMENT, THE NOTES, AND THE OTHER U.S. LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

       IN WITNESS WHEREOF, the Company, the U.S. Lenders and the Agents have executed this Agreement as of the date first above written.



                                     APACHE CORPORATION

                                     By: /s/ APACHE CORPORATION
                                        ----------------------------------------
                                     Name:   Matthew W. Dundrea
                                     Title:  Treasurer

                                     Address:   2000 Post Oak Boulevard
                                                Suite 100
                                                Houston, Texas  77056-4400

                                     Attention: Matthew W. Dundrea, Treasurer

                                     Telephone: (713) 296-6640
                                     Facsimile: (713) 296-6458


                                     with a copy to:

                                     Zurab S. Kobiashvili
                                     Vice President and General Counsel
                                     2000 Post Oak Boulevard, Suite 100
                                     Houston, Texas  77056-4400

                                     Telephone: (713) 296-6204
                                     Facsimile: (713) 296-6458





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

                                     FIRST CHICAGO CAPITAL MARKETS, INC.,
                                       as Arranger


                                     By: /s/ FIRST CHICAGO CAPITAL MARKETS, INC.
                                          --------------------------------------
                                     Name:
                                     Title:

                                     Address:   One First National Plaza
                                                Chicago, Illinois  60670

                                     Attention: Mr. Thomas E. Both

                                     Telephone: (312) 732-7268
                                     Facsimile: (312) 732-2038





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

                                     CHASE SECURITIES INC., as Arranger


                                     By:  /s/ CHASE SECURITIES INC.
                                          --------------------------------------
                                     Name:   Tod Benton
                                     Title:  Managing Director

                                     Address:   707 Travis
                                                5th Floor North
                                                Houston, Texas 77002

                                     Attention: Lori Vetters

                                     Telephone: (713) 216-4332
                                     Facsimile: (713) 216-4117





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

Commitments                          THE FIRST NATIONAL BANK OF CHICAGO,
-----------                           Individually and as Global Administrative
                                      Agent and Engineering Bank
$60,000,000

                                     By: /s/ THE FIRST NATIONAL BANK OF CHICAGO
                                          --------------------------------------
                                     Name:   W. Walter Green
                                     Title:  Attorney-in-fact for The First
                                             National Bank of Chicago

                                     Address:   One First National Plaza
                                                Chicago, Illinois  60670

                                     Attention: W. Walter Green, III,
                                                Petroleum and Mining Division
                                                Suite 0363

                                     Telephone: (312) 732-7235
                                     Facsimile: (312) 732-3055


                                     with a copy to:

                                                Syndications and
                                                Placements/Agency
                                                Suite 0353, 15th Floor
                                                One First National Plaza
                                                Chicago, IL  60670

                                     Attention: Mr. Thomas E. Both

                                     Telephone: (312) 732-7268
                                     Facsimile: (312) 732-2038





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

$50,000,000                          THE CHASE MANHATTAN BANK, Individually and
                                     as Co-Agent and Engineering Bank


                                     By: /s/  THE CHASE MANHATTAN BANK
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:   270 Park Avenue
                                                Energy Portfolio, 10th Floor
                                                New York, New York 10017-2070

                                     Attention: Ronald Potter

                                     Telephone: (212) 270-2057
                                     Facsimile: (212) 270-3860


                                     with a copy to:

                                     Lori Vetters
                                     The Chase Manhattan Bank
                                     707 Travis
                                     5th Floor North
                                     Houston, Texas 77002

                                     Telephone: (713) 216-4332
                                     Facsimile: (713) 216-4117





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

$40,000,000                          BANK OF MONTREAL, as a U.S. Lender and as
                                     Lead Manager



                                     By: /s/ BANK OF MONTREAL
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     Address:   700 Louisiana, Suite 4400
                                                Houston, TX  77002

                                     Attention: Robert L. Roberts

                                     Telephone: (713) 546-9754
                                     Facsimile: (713) 223-4007





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

$35,000,000                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            as a U.S. Lender



                            By: /s/ MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                               ----------------------------------------
                            Name:
                            Title:

                            Address:   60 Wall Street
                                       New York, NY  10260

                            Attention: Mr. Philip W. McNeal

                            Telephone: (212) 648-7225
                           Facsimile: (212) 648-5014





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

$60,000,000                          NATIONSBANK OF TEXAS, N.A., as a
                                     U.S. Lender and as Lead Manager



                                     By: /s/ NATIONSBANK OF TEXAS, N.A.
                                        ----------------------------------------
                                     Name:      Kristin B. Palmer
                                     Title:     Senior Vice President

                                     Address:   901 Main Street
                                                Dallas, TX  75202

                                     Attention: Karen Dumond

                                     Telephone: (214) 508-2513
                                     Facsimile: (214) 508-1215

                                     With a copy to:

                                     Melissa A. Bauman
                                     700 Louisiana Street, 8th Floor
                                     Houston, TX  77002

                                     Telephone: (713) 247-6830
                                     Facsimile: (713) 247-6568





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

$35,000,000                          ROYAL BANK OF CANADA, as a U.S. Lender


                                     By: /s/ ROYAL BANK OF CANADA
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:   600 Wilshire Blvd.
                                                Suite 800
                                                Los Angeles, CA  90017

                                     Attention: Linda Stephens

                                     Telephone: (213) 955-5347
                                     Facsimile: (213) 955-5350





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

$25,000,000                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                             ASSOCIATION, as a U.S. Lender



                             By: /s/ BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                     ASSOCIATION
                                ----------------------------------------
                             Name:   J. Stephen Mernick
                             Title:  Senior Vice President

                             Address:   333 Clay Street, Suite 4550
                                        Houston, TX  77002

                             Attention: Ms. Paula Mitchell

                             Telephone: (713) 651-4877
                             Facsimile: (713) 651-4808





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

$30,000,000                          CIBC INC., as a U.S. Lender and as Lead
                                     Manager



                                     By: /s/  CIBC INC.
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:   Two Paces West
                                                2727 Paces Ferry Road
                                                Suite 1200
                                                Atlanta, GA  30339

                                     Attention: Credit Administration

                                     Telephone: (770) 319-4999
                                     Facsimile: (770) 319-4950

                                     With a copy to:

                                     909 Fannin, Suite 1200
                                     Houston, TX  77010

                                     Attention: Brian Swinford

                                     Telephone: (713) 658-8400
                                     Facsimile: (713) 658-9922





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

$45,000,000                          SOCIETE GENERALE, SOUTHWEST AGENCY, as a
                                     U.S. Lender



                                     By: /s/ SOCIETE GENERALE, SOUTHWEST AGENCY
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:   1111 Bagby, Suite 2020
                                                Houston, TX  77002

                                     Attention: Richard A. Erbert

                                     Telephone: (713) 759-6318
                                     Facsimile: (713) 650-0824

                                     With a copy to:

                                     2001 Ross Avenue, Suite 4800
                                     Dallas, TX  75201

                                     Attention: Loan Operations

                                     Telephone: (214) 979-2792
                                     Facsimile: (214) 754-0171





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

$40,000,000                          ABN-AMRO BANK N.V. - HOUSTON AGENCY, as a
                                     U.S. Lender



                                     By: /s/ ABN-AMRO BANK N.V. - HOUSTON AGENCY
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     By: /s/ ABN-AMRO BANK N.V. - HOUSTON AGENCY
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:   Three Riverway
                                                Suite 1700
                                                Houston, TX  77056

                                     Attention: Michael N. Oakes

                                     Telephone: (713) 964-3356
                                     Facsimile: (713) 629-7533





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

$20,000,000                  THE BANK OF NOVA SCOTIA, ATLANTA AGENCY, as
                             a U.S. Lender



                             By: /s/  THE BANK OF NOVA SCOTIA, ATLANTA AGENCY
                                ----------------------------------------
                             Name:
                             Title:

                             Address:   600 Peachtree Street N.E.
                                        Suite 2700
                                        Atlanta, GA 30308

                             Attention: F.C.H. Ashby

                             Telephone: (404) 877-1500
                             Facsimile: (404) 888-8998

                             With a copy to:

                             The Bank of Nova Scotia
                             Houston Representative Office
                             1100 Louisiana, Suite 3000
                             Houston, TX  77002

                             Attention: Mark A. Ammerman

                             Telephone: (713) 752-0900
                             Facsimile: (713) 752-2425





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

$40,000,000                          CHRISTIANIA BANK OG KREDITKASSE, as a
                                     U.S. Lender



                                     By: /s/ CHRISTIANIA BANK OG KREDITKASSE
                                        ----------------------------------------
                                     Name:
                                     Title:



                                     By: /s/ CHRISTIANIA BANK OG KREDITKASSE
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:   11 West 42nd Street
                                                New York, NY  10036

                                     Attention: Deborah Dickehuth

                                     Telephone: (212) 827-4836
                                     Facsimile: (212) 827-4888





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

$15,000,000                          CITIBANK, N.A., as a U.S. Lender



                                     By: /s/ CITIBANK, N.A.
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:   One Court Square
                                                7th Floor
                                                Long Island City, NY  11120

                                     Attention: Leena Caligiure

                                     Telephone: (718) 248-5762
                                     Facsimile: (718) 248-4844

                                     with a copy to:

                                     Mr. L. Don Miller
                                     1200 Smith Street, Suite 2000
                                     Houston, Texas 77002
                                     Telephone: (713) 654-2962
                                     Facsimile: (713) 654-2849





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

$40,000,000                   THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                              as a U.S. Lender



                              By: /s/  THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
                                 ----------------------------------------
                              Name:
                              Title:

                              Address:   165 Broadway
                                         New York, NY  10006

                              Attention: Maria Araujo

                              Telephone: (212) 335-4553
                              Facsimile: (212) 608-2371

                              With a copy to:

                              2200 Ross Avenue, Suite 4700 West
                              Dallas, TX  75201

                              Attention: John Clark

                              Telephone: (214) 969-5352
                              Facsimile: (214) 969-5357





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

$40,000,000                  UNION BANK OF SWITZERLAND, HOUSTON AGENCY,
                             as a U.S. Lender



                             By: /s/ UNION BANK OF SWITZERLAND, HOUSTON AGENCY
                                ----------------------------------------
                             Name:
                             Title:


                             By: /s/ UNION BANK OF SWITZERLAND, HOUSTON AGENCY
                                ----------------------------------------
                             Name:
                             Title:


                             Address:   1100 Louisiana, Suite 4500
                                        Houston, TX  77002

                             Attention: Evans Swann

                             Telephone: (713) 655-6500
                             Facsimile: (713) 655-6555





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

$35,000,000                          THE FIRST NATIONAL BANK OF BOSTON, as a
                                     U.S. Lender



                                     By: /s/  THE FIRST NATIONAL BANK OF BOSTON
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:   100 Federal Street
                                                Boston, MA  02110

                                     Attention: Ms. Virginia Ryan

                                     Telephone: (617) 434-3606
                                     Facsimile: (617) 434-3652





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                                     S - 19

$35,000,000                          BANQUE PARIBAS, as a U.S. Lender



                                     By: /s/  BANQUE PARIBAS
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     By: /s/  BANQUE PARIBAS
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:   787 7th Avenue
                                                New York, NY  10019

                                     Attention: Charles K. Thompson

                                     Telephone: (212) 841-2133
                                     Facsimile: (212) 841-2555





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

$35,000,000                          COLORADO NATIONAL BANK, as a U.S. Lender



                                     By: /s/  COLORADO NATIONAL BANK
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     Address:   950 Seventeenth Street
                                                Denver, CO  80202

                                     Attention: Mr. Paul Jelaco

                                     Telephone: (303) 585-4983
                                     Facsimile: (303) 585-4362





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

$35,000,000                   THE FUJI BANK, LIMITED - HOUSTON AGENCY, as
                              a U.S. Lender



                              By: /s/  THE FUJI BANK, LIMITED - HOUSTON AGENCY
                                 ----------------------------------------
                              Name:
                              Title:

                              Address:   One Houston Center
                                         1221 McKinney, Suite 4100
                                         Houston, TX  77010

                              Attention: Roger K. Frey

                              Telephone: (713) 650-7868
                              Facsimile: (713) 759-0048





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

$35,000,000                          UNION BANK OF CALIFORNIA, N.A., as a
                                     U.S. Lender



                                     By: /s/ UNION BANK OF CALIFORNIA, N.A.
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     By: /s/ UNION BANK OF CALIFORNIA, N.A.
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     Address:   445 South Figueroa Street
                                                15th Floor
                                                Los Angeles, CA  90071

                                     Attention: Richard P. DeGrey, Jr.

                                     Telephone: (213) 236-5731
                                     Facsimile: (213) 236-4096



---------------
$750,000,000

AGGREGATE
COMMITMENT





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                                     S - 23